Exhibit 1A-6B

LEASE AGREEMENT Guaranty of Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 1 GUARANTY OF LEASE THIS GUARANTY OF LEASE (this “Guaranty”) is made as of February ____ 2020, by NINO GLOBAL, LLC, a California limited liability company (the “Guarantor”), in favor of MAJESTIC MESA PARTNERS, LLC, a Delaware limited liability company (“Landlord”). WHEREAS, ATLIS MOTOR VEHICLES INC., a Delaware corporation (“Tenant”) and Landlord desire to enter into that certain Standard Industrial Real Estate Lease (the “Lease”) dated February 12, 2020 concerning that approximately 42,828 rentable square foot portion (known as 1828 North Higley Road, Suite ____, Mesa, Arizona) of that approximately 85,554 square foot building located at the NWC E. Higley Road & Ingram Street, Mesa Arizona (“Property”); WHEREAS, Guarantor has a financial interest in the Tenant; and WHEREAS, Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty. NOW THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute said Lease, Guarantor hereby absolutely, presently, continually, unconditionally and irrevocably guarantees the prompt payment by Tenant of all rentals and all other sums payable by Tenant under said Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Tenant, and further agrees as follows: 1. It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and Guarantor does guaranty and promise to perform all of the obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of said Lease as so changed, modified, amended, compromised, released, altered or assigned. 2. This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant) or any other guarantor, including without limitation, any other Guarantor named herein, from any liability with respect to Guarantor's obligations hereunder. 3. Guarantor's liability under this Guaranty shall continue until all rents due under the Lease have been paid in full in cash and until all other obligations to Landlord have been satisfied, and shall not be reduced by virtue of any payment by Tenant of any amount due under the Lease. If all or any portion of Tenant's obligations under the Lease is paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise. 4. Guarantor warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant's financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease. So long as any of Guarantor's obligations hereunder remains DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F 12 Guaranty of Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 2 unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant's financial condition and the performance of said obligations. 5. Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any sums due under the Lease by Tenant or in the performance of any other obligation of Tenant under the Lease, Guarantor shall and will forthwith upon demand pay such sums, and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other actions necessary to cure such default and perform such obligations of Tenant. 6. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise. 7. Guarantor hereby waives and agrees not to assert or take advantage of to the extent permitted by law: (i) all notices to Guarantor, to Tenant, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, assignment, modification or accrual of any of the obligations owed to Landlord under the Lease and, except to the extent set forth in Paragraph 9 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto, (ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof; (vi) any right or defense that may arise by reason of the incapability, lack or authority, death or disability of Tenant or any other person; and (vii) all principles or provisions of law which conflict with the terms of this Guaranty. Guarantor further agrees that Landlord may enforce this Guaranty upon the occurrence of a default under the Lease, notwithstanding any dispute between Landlord and Tenant with respect to the existence of said default or performance of the obligations under the Lease or any counterclaim, set-off or other claim which Tenant may allege against Landlord with respect thereto. Moreover, Guarantor agrees that Guarantor's obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety. 8. Guarantor agrees that Landlord may enforce this Guaranty without the necessity of proceeding against Tenant or any other guarantor. Guarantor hereby waives the right to require Landlord to proceed against Tenant, to proceed against any other guarantor, to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right. 9. (a) Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. In addition, Guarantor agrees that Landlord (not Tenant) shall have the right to designate the portion of Tenant's obligations under the Lease that is satisfied by a partial payment by Tenant. (b) Guarantor agrees that Guarantor shall have no right of subrogation against Tenant or any right of contribution against any other guarantor hereunder unless and until all amounts due under the Lease have been paid in full and all other obligations under the Lease have been satisfied. Guarantor further agrees that, to the extent the waiver of Guarantor's rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant, and any rights of contribution Guarantor may have against any other guarantor shall be junior and subordinate to any rights Landlord may have against such other guarantor. (c) The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Guaranty of Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 3 decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant's obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor's obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor's right to receive any payments from any trustee in bankruptcy, receiver, debtor-inpossession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise. 10. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-delivered or sent by first-class mail, postage pre-paid, addressed to the other party at its respective address set forth below, and shall be deemed to have been given, rendered or made on the day it is hand-delivered or one day after it is mailed, unless it is mailed outside of Maricopa County, Arizona, in which case it shall be deemed to have been given, rendered or made on the third business day after the day it is mailed. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it. To Guarantor: Nino Global, LLC 620 Newport Center Drive Suite 1100 Newport Beach, California 92660 To Landlord: Majestic Mesa Partners, LLC c/o Majestic Realty Co. 13191 Crossroads Parkway North Sixth Floor City of Industry, California 91746 11. Guarantor represents and warrants to Landlord as follows: (a) No consent of any other person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration within any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against such Guarantor in accordance with its terms. (b) The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor's assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of such Guarantor's DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Guaranty of Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 4 property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking. 12. The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative to Guarantor. 13. This Guaranty shall be binding upon each Guarantor, such Guarantor's heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations herein guaranteed. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires. 14. The term “Landlord” whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord's interest in or to demised premises (as that term is used in the Lease) or the rents, issues and profits therefrom, or in, to or under the Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord's interest in demised premises or under the Lease shall affect the continuing obligations of Guarantor under this Guaranty, which obligations shall continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser. 15. The term “Tenant” whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise. 16. In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantor shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment. 17. This Guaranty shall be governed by and construed in accordance with the laws of Arizona and in a case involving diversity of citizenship, shall be litigated in and subject to the jurisdiction of the courts of Arizona. 18. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable. 19. This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re-attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages. 20. No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or an DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Guaranty of Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 5 acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. 21. This Guaranty shall constitute the entire agreement between each Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord. 22. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law. [Signatures on following page] DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Guaranty of Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 6 IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written. NINO GLOBAL, LLC, a California limited liability company Executed on ____________, 2020 By: ____________________________________ Name:_________________________________ Its: ___________________________________ DocuSign Envelope ID: 0D088F35-D8B9-4F38-80D6-BB4B8E07A74F 2/12/2020 President David nino AF947026-F08D-4817-8A87-0D5589A8A3B1 Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite 100, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] STANDARD INDUSTRIAL REAL ESTATE LEASE MAJESTIC MESA PARTNERS, LLC, a Delaware limited liability company, as Landlord, and ATLIS MOTOR VEHICLES INC., a Delaware corporation, as Tenant DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite 100, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] TABLE OF CONTENTS Page ARTICLE ONE BASIC TERMS ........................ 1 ARTICLE TWO LEASE TERM ......................... 2 ARTICLE THREE BASE RENT ............................ 5 ARTICLE FOUR OTHER CHARGES PAYABLE BY TENANT ........................................................................... 6 ARTICLE FIVE USE OF PROPERTY ............. 11 ARTICLE SIX CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS ............ 16 ARTICLE SEVEN DAMAGE OR DESTRUCTION ................................................................................................ 20 ARTICLE EIGHT CONDEMNATION ............... 21 ARTICLE NINE ASSIGNMENT AND SUBLETTING ........................................................................................ 22 ARTICLE TEN DEFAULTS; REMEDIES ...... 24 ARTICLE ELEVEN PROTECTION OF LENDERS ................................................................................................... 26 ARTICLE TWELVE LEGAL COSTS ..................... 27 ARTICLE THIRTEEN BROKERS.............................. 28 ARTICLE FOURTEEN TENANT IMPROVEMENTS 28 ARTICLE FIFTEEN COMMUNICATIONS SERVICES ............................................................................................ 29 ARTICLE SIXTEEN MISCELLANEOUS PROVISIONS ........................................................................................... 30 ARTICLE SEVENTEEN DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RECIPROCAL EASEMENTS .................................................................................................... 34 ARTICLE EIGHTEEN NO OPTION OR OFFER ....... 34 EXHIBITS A DEPICTION OR DESCRIPTION OF THE PROPERTY B HAZARDOUS MATERIALS C CONFIRMATION OF INITIAL LEASE TERM AND AMENDMENT TO LEASE D GUARANTY OF LEASE DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite 100, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] ii INDEX OF DEFINED TERMS TERM PAGE Abated Rent ....................................................................... 5 Additional Rent ................................................................. 6 Applicable Laws .............................................................. 11 Asphalt Reserve ............................................................... 10 Base Rent ............................................................................ 2 Brokers ............................................................................. 28 Building .............................................................................. 1 Code .................................................................................. 26 Collateral .......................................................................... 26 Common Systems .............................................................. 1 Communications Agreements......................................... 29 Communications Equipment .......................................... 29 Communications Services ............................................... 29 Completion Requirements .............................................. 28 Condemnation.................................................................. 21 Consultant ........................................................................ 14 Contractor Certificate ..................................................... 21 Control ............................................................................. 24 Damage Notice ................................................................. 20 Declaration ....................................................................... 34 Defaulting Party .............................................................. 27 Environmental Damages ................................................. 12 Environmental Requirements ........................................ 12 Event of Default ............................................................... 24 Extension ............................................................................ 3 Fair Market Value ............................................................. 4 Fair Rental Value .............................................................. 4 Force Majeure ................................................................. 32 Government Agency ........................................................ 13 Guaranty .......................................................................... 34 Hazardous Material ........................................................ 11 hazardous substance ....................................................... 11 hazardous waste ............................................................... 11 HVAC Systems ................................................................ 18 Imposition ........................................................................ 19 Interest ............................................................................. 10 Landlord ....................................................................... 1, 30 Lease Commencement Date.............................................. 2 Lease Expiration Date ....................................................... 2 Lease Month....................................................................... 5 Lease Term......................................................................... 2 Lease Year .......................................................................... 5 Maintenance Items .......................................................... 10 Maintenance Items Costs ................................................ 10 Management Fee ............................................................. 10 Non-defaulting Party ....................................................... 27 Notices .............................................................................. 31 OFAC ............................................................................... 33 Option ................................................................................. 3 Option Rental Adjustment Date....................................... 4 Paint Reserve ................................................................... 10 Permitted Uses ................................................................... 2 Property ............................................................................. 1 Real Property Taxes .......................................................... 6 Rent..................................................................................... 6 DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite 100, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] iii Rental Adjustment Date ................................................... 5 Repair Period ................................................................... 21 Reserved Areas .................................................................. 1 Roof Reserve .................................................................... 10 Sign ................................................................................... 15 Structural and Safety Alterations .................................. 19 Stub Period ........................................................................ 5 Subject Space ................................................................... 22 Substantial Completion ................................................... 21 Substantially Complete ................................................... 21 Tenant........................................................................... 1, 16 Tenant Affiliate ................................................................ 24 Tenant Group .................................................................. 13 Tenant Improvement Allowance .................................... 29 Tenant Improvements ..................................................... 28 Tenant Licensee ............................................................... 28 Tenant’s Alterations ........................................................ 18 Tenant’s Communications Equipment .......................... 29 Tenant's Property ............................................................ 20 Transfer ............................................................................ 23 Transfer Notice ................................................................ 22 Transfer Premium ........................................................... 23 Transferee ........................................................................ 22 Transfers .......................................................................... 22 Useful Life Allocation ...................................................... 18 Warranted Items ............................................................. 17 DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] STANDARD INDUSTRIAL REAL ESTATE LEASE (MULTI-TENANT NET LEASE FORM) ARTICLE ONE BASIC TERMS This Article One contains the Basic Terms of this Lease between Landlord and Tenant named below. Other Articles, Sections and Paragraphs of this Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms. Section 1.01 Date of Lease: February 12, 2020. Section 1.02 Landlord: Majestic Mesa Partners, LLC, a Delaware limited liability company. Address of Landlord: c/o Majestic Realty Co. 13191 Crossroads Parkway North, Sixth Floor City of Industry, California 91746 Attention: Property Management With a copy of any notice to: c/o Majestic Realty Co. 2555 Camelback Road, Suite 740 Phoenix, Arizona 85016 Attention: Jack Czerwinski Section 1.03 Tenant: Atlis Motor Vehicles Inc., a Delaware corporation. Trade Name: Atlis Motor Vehicles Address of Tenant: 7259 E. Posada Avenue Mesa, Arizona 85212 Attention: Annie Pratt Telephone: (916) 239-5776 Email: annie@atlismotorvehicles.com Section 1.04 Property: The “Property” is that approximately 42,828 rentable square foot portion (known as 1828 North Higley Road, Suite ____, Mesa, Arizona) of that approximately 85,554 square foot building located at the NWC E. Higley Road & Ingram Street, Mesa, Arizona, and identified on Exhibit “A” attached hereto (the “Building”), subject to the non-exclusive use of such area as outlined in green on Exhibit “A.” The Building includes the land, the Building, and all other improvements located on the land. The square footage figures for the Building and Property, as recited in this Section 1.04, are approximate. No adjustment will be made to the Base Rent or any other amounts payable by Tenant under this Lease (or to any other provisions of this Lease) if the actual square footage, however measured, is more or less than the square footage recited. The Property does not include any portion of, and Landlord reserves to itself the exterior walls and rooftop of the Building (the “Reserved Areas”), and all components of electrical, mechanical, plumbing, heating, and air conditioning systems and facilities located in the Property that are concealed or used in common by tenants of the Building (the “Common Systems”). Landlord’s reservation includes the right to enter the Reserved Areas to install, maintain, use, repair, alter, and replace thereon equipment that may be unrelated to the operation and use of the building on the Property. Landlord’s reservation also includes the right (but not necessarily the obligation) to inspect, maintain, repair, alter and replace the Common Systems and to enter the Property in order to do so. Section 1.05 Term. (a) Lease Term: Five (5) years and three (3) months, plus the Stub Period (defined below), if applicable. (b) Lease Commencement Date: April 1, 2020. DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 2 (c) Lease Expiration Date: The expiration date of the initial Lease Term shall be the last day of the sixty-third (63rd) Lease Month (defined below). Section 1.06 Permitted Uses: (See Article Five) Only for warehousing, designing, manufacturing testing, storage, packaging and distribution of electric vehicle products, creation of promotional materials, including recording audio and video and for office and administrative uses related thereto. Section 1.07 Initial Security Deposit: (See Section 3.03) $84,799.44. Section 1.08 Tenant’s Guarantor: Nino Global, LLC, a California limited liability company. Section 1.09 Brokers: (See Article Thirteen) Landlord’s Broker: JLL 3131 East Camelback Road, Suite 400 Phoenix, Arizona 85016 Tenant’s Broker: JLL 3131 East Camelback Road, Suite 400 Phoenix, Arizona 85016 Section 1.10 Rent and Other Charges Payable by Tenant: (a) BASE RENT: Lease Term Monthly Installment of Base Rent Lease Months 1 through 7 $14,133.24 (*subject to Section 3.02) Lease Months 8 through 12 $28,266.48 Lease Months 13 through 24 $29,114.47 Lease Months 25 through 36 $29,987.91 Lease Months 37 through 48 $30,887.55 Lease Months 49 through 60 $31,814.17 Lease Months 61 through 63 $32,768.60 (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (see Section 4.02 below); (ii) Utilities (see Section 4.03 below); (iii) Insurance Premiums (see Section 4.04 below); (iv) Tenant’s initial Pro Rata

Share of Common Area Costs (see Section 4.05(d) below); (v) Maintenance Items Costs (see Section 4.05(e); and (vi) Maintenance and Repairs costs (see Sections 6.03 and 6.04). Section 1.11 Tenant’s Pro Rata Share: Building: 50.06% Property: 100% ARTICLE TWO LEASE TERM Section 2.01 Lease of Property for Lease Term. Landlord hereby leases to Tenant and Tenant leases from Landlord the Property, as described in Section 1.04 above. The term of this Lease (the “Lease Term”) shall be as set forth in Section 1.05(a) above, shall commence on the date (the “Lease Commencement Date”) set forth in Section 1.05(b) above, and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 1.05(c) above, unless sooner terminated or extended as expressly provided in this Lease. The terms and provisions of this Lease shall be effective as of the date of this Lease, except for the provisions of this Lease relating to the payment of Rent. Section 2.02 Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Lease Commencement Date. Landlord’s non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease, except that the Lease Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant (unless such delay is the result of a delay caused by Tenant) and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If delivery of DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 3 possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Lease Commencement Date and Lease Expiration Date, substantially in the form attached as Exhibit “C” to this Lease, which Tenant shall execute and return to Landlord within five (5) days after receipt from Landlord. Failure to execute such amendment shall not affect the actual Lease Commencement Date and Lease Expiration Date. The failure of Tenant to take possession of or to occupy the Property upon delivery by Landlord shall not serve to relieve Tenant of any obligations arising on the Lease Commencement Date, and shall not delay the payment of Rent then due by Tenant. Section 2.03 Early Occupancy. Tenant shall have the right of early occupancy of the Property, subject to (a) full execution of this Lease, (b) Landlord’s receipt of all deposits and the initial monthly installment of Base Rent, and (c) all of the terms and conditions of this Lease (including, but not limited to, the insurance provisions of Section 4.04 below), with the exception of the payment of Base Rent. Such early occupancy shall be for the purpose of preparing the Property for Tenant’s use, including the installation of equipment and storage of Tenant’s products. During such period, Tenant shall assume all risk of loss to Tenant’s equipment, products, and other personal property. Tenant’s access during this period shall not interfere with construction of Landlord’s Work by Landlord’s contractor, and in the event Tenant’s access does so interfere, Tenant agrees to cease all construction or other activity until Landlord’s contractor has completed its work. Tenant’s early occupancy of the Property shall not advance the Lease Expiration Date. Section 2.04 Holding Over. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Property upon the expiration or earlier termination of the Lease Term will be substantial, will exceed the amount of the monthly installments of the Base Rent then payable, and will be impossible to accurately measure. Accordingly, Tenant agrees that if possession of the Property is not surrendered to Landlord on or before the expiration or earlier termination of the Lease Term, with or without the express or implied consent of Landlord, such tenancy shall be a tenancy at sufferance only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to twice the Base Rent applicable immediately before the expiration or earlier termination of the Lease Term. Such tenancy at sufferance shall be subject to every other term, covenant and agreement contained herein, but Tenant shall have no right to notice of or to exercise any extension right, right of first refusal, right of first offer or other similar right. Nothing in this Lease, including this Section 2.04, shall be construed as consent by Landlord to Tenant retaining possession of the Property after the expiration or earlier termination of the Lease Term and no acceptance by Landlord of payments from Tenant after the expiration or earlier termination of the Lease Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 2.04, which provisions shall survive the expiration or earlier termination of the Lease Term. The provisions of this Section 2.04 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Property upon the expiration or earlier termination of the Lease Term, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers, partners, and shareholders, as applicable) from all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Section 2.05 Option to Extend Lease Term. (a) Grant of Option. Landlord hereby grants to Tenant one (1) option (the “Option”) to extend the Lease Term for additional term of five (5) years (the “Extension”), on the same terms and conditions as set forth in this Lease, but at an adjusted Base Rent as set forth below and without any additional Option other than as granted in this Section 2.05. The Option shall be exercised only by written notice delivered to Landlord not more than two hundred seventy (270) days and not less than one hundred eighty (180) days before the expiration of the initial Lease Term. If Tenant fails to deliver Landlord written notice of the exercise of the Option within the prescribed time period, such Option shall lapse, and there shall be no further right to extend the Lease Term. The Option shall be exercisable by Tenant on the express conditions that (a) at the time of the exercise, and at all times thereafter and prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of this Lease, (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during the initial Lease Term, and (c) at the time of the exercise, and at all times thereafter and prior to the commencement of such Extension, there has not been a materially adverse change in Tenant's financial condition (as compared to Tenant's financial condition on the date of this Lease). Following Tenant’s timely and valid exercise of the Option, Landlord shall prepare and Tenant shall execute and deliver to Landlord an amendment to this Lease confirming the term of the Extension and the amount of Base Rent payable by Tenant DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 4 during such Extension or, at Landlord’s sole option, Landlord and Tenant shall execute and deliver a new lease for the Extension based on the standard form of lease agreement then in use by Landlord. (b) Personal Options. The Option is personal to the Tenant named in Section 1.03 of this Lease or any Tenant Affiliate described in Section 9.07 of this Lease. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest under this Lease to an entity other than a Tenant Affiliate prior to the exercise of the Option (whether with or without Landlord’s consent), then such Option shall lapse. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under this Lease to an entity other than a Tenant Affiliate after the exercise of the Option but prior to the commencement of the Extension (whether with or without Landlord’s consent), then such Option shall lapse and the Lease Term shall expire as if such Option were not exercised. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under this Lease to an entity other than a Tenant Affiliate after the exercise of the Option and after the commencement of the Extension, then the term of this Lease shall expire upon the expiration of the Extension during which such sublease or transfer occurred. (c) Effect of an Option. While an Option is in effect, if Tenant chooses not to exercise it but seeks instead to negotiate with Landlord for an extension of the Lease Term without regard to the terms of this Section 2.05, Tenant acknowledges and agrees that Landlord will only agree to such negotiations if Tenant first waives in writing such Option and any succeeding Options. (d) Time of Essence. Time is of the essence with respect to Tenant’s exercise of the Option(s) granted in this Section 2.05. (e) Option Rent. The Base Rent payable by Tenant during the Extension shall commence upon the first (1st) day of the first (1st) month of the Extension (the “Option Rental Adjustment Date”) and shall be an amount equal to the greater of (i) the Base Rent, including all escalations, being paid by Tenant under this Lease immediately prior to the Extension and (ii) the face or stated rent, including all escalations, being quoted by landlords for non-sublease, nonencumbered space comparable in size, location in Tempe and quality to the Property for a term of five (5) years (“Fair Market Value”). In no event shall Landlord be entitled to provide or consider any tenant improvement or other allowances or concessions in connection with the Option Rent. The “Fair Market Value” of the Property shall be determined in the following manner: (i) Not later than one hundred (100) days prior to any applicable FRV Rental Adjustment Date, Landlord and Tenant shall meet to negotiate, in good faith, the fair rental value of the Property as of such FRV Rental Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Property at least ninety (90) days prior to the applicable FRV Rental Adjustment Date, the fair rental value shall be determined by appraisal, using appraisers (as provided below). (ii) If Landlord and Tenant are not able to agree upon the fair rental value of the Property within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seventy-five (75) days prior to the applicable FRV Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser, not later than sixty-five (65) days prior to the applicable FRV Rental Adjustment Date. Within (10) days thereafter, the two (2) appointed appraisers shall appoint a third (3rd) appraiser. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Property. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Property. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser, if applicable. The appraisers used shall have at least ten (10) years’ experience in the sales and leasing of commercial/industrial real property in the area in which the Property is located and shall be members of a professional organization such as the Society of Industrial and Office Realtors, NAIOP, or their equivalent. (iii) For the purposes of such appraisal, the term “fair rental value” shall mean the price that a ready and willing tenant would pay, as of the FRV Rental Adjustment Date, as monthly rent to a ready and willing landlord of property comparable to the Property if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single appraiser is chosen, then such appraiser shall determine the fair rental value of the Property. Otherwise, the fair rental value of the Property shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third (3rd) appraisal shall be disregarded. In no event, however, shall the Base Rent be reduced below the amount of Base DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 5 Rent paid by Tenant under this Lease immediately prior to the FRV Rental Adjustment Date. Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the fair rental value not later than thirty (30) days prior to the FRV Rental Adjustment Date. If the fair rental value is not determined prior to the applicable FRV Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Property immediately prior to such Extension, until the fair rental value is determined. When the fair rental value of the Property is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent determined hereunder. (iv) During the Extension, the monthly Base Rent shall be increased on the first (1st) day of each Lease Year in each Extension (each a "Rental Adjustment Date") by a factor of three percent (3%) of the monthly Base Rent payable immediately prior to the applicable Rental Adjustment Date. ARTICLE THREE BASE RENT Section 3.01 Time and Manner of Payment. Upon Tenant’s execution of this Lease, Tenant shall pay Landlord monthly Base Rent in the amount stated in Section 1.10(a) above for the first Lease Month for which Base Rent is payable. On the first day of the next Lease Month for which Base Rent is payable and each Lease Month thereafter, Tenant shall pay Landlord monthly Base Rent in the amount stated in Section 1.10(a) above, in advance, without offset, recoupment, deduction or prior demand. The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing. The term “Lease Month” shall mean each consecutive calendar month during the Lease Term, with the first Lease Month commencing on the Lease Commencement Date if the Lease Commencement Date is the first day of a calendar month; otherwise the first Lease Month shall commence on the first day of the first calendar month following the Stub Period. For purposes of this Lease, the term “Lease Year” shall mean, with respect to the first Lease Year, the period commencing on the first day of the first Lease Month and ending on the last day of the twelfth (12th) Lease Month, and with respect to subsequent Lease Years, each consecutive twelve (12) month period during the Lease Term following the first Lease Year. If the Lease Commencement Date is a day other than the first day of a calendar month, then (a) the Lease Term shall include the number of months stated (or the number of months included within the number of years stated) in Section 1.05 above, plus the partial month in which the Lease Commencement Date falls (the “Stub Period”), and (b) the Base Rent and Additional Rent for the Stub Period shall be prorated based on the number of days in such calendar month and payable on the Lease Commencement Date. Notwithstanding the existence of any Stub Period, the Base Rent abatement period identified in Section 1.10(a) above shall be three (3) full calendar months and shall commence on the first day of the first Lease Month. All Base Rent and Additional Rent (as defined below) shall be paid together with any applicable rental or transaction privilege taxes from the State of Arizona and the City of Tempe without a separate demand or invoice from Landlord. Section 3.02 Abatement of Base Rent. Provided that Tenant is not in default under the terms of this Lease, Tenant shall be entitled to a monthly Base Rent credit (the “Abated Rent”) in an amount equal to Fourteen Thousand One Hundred Thirty-Three and 24/100 Dollars ($14,133.24) per month, which is attributable to the Base Rent due for the first (1st), second (2nd), and third (3rd) Lease Months. However, if Tenant is in default under this Lease and shall fail to cure such default within the time, if any, permitted for cure pursuant to this Lease, Landlord may, at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under this Lease that the unamortized Abated Rent shall immediately become due and payable by Tenant in accordance with the following formula: an amount equal to Forty-Two Thousand Three Hundred Ninety-Nine and 72/100 Dollars ($42,399.72) (representing the aggregate Abated Rent) multiplied by a fraction, the numerator of which shall be the number of Lease Months remaining in the initial Lease Term and the denominator which shall be sixty (60). Section 3.03 Security Deposit; Increases. (a) Upon Tenant’s execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.07 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges or amounts due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Landlord shall refund the portion of the Security Deposit to which Tenant is entitled (if any) within sixty (60) days following the date that Tenant surrenders possession of the Property to Landlord in accordance with the terms and conditions of this Lease. DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 6 (b) Each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent. Section 3.04 Application of Payments. Unless otherwise designated by Landlord in its sole discretion, all payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this section or have any force or effect. Section 3.05 Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction) of this Lease, or under Article Eight (Condemnation) of this Lease, or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant’s successor) any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for Real Property Taxes (defined below) and insurance which apply to any time periods after termination of this Lease. ARTICLE FOUR OTHER CHARGES PAYABLE BY TENANT Section 4.01 Additional Rent. All charges payable by Tenant to Landlord under this Lease other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “rent” or “Rent” shall mean Base Rent and Additional Rent. Without limitation on other obligations of Tenant that shall survive the expiration or earlier termination of the Lease Term, the obligation of Tenant to pay any accrued but unpaid Rent shall survive the expiration or earlier termination of the Lease Term. The failure of Landlord to timely furnish Tenant the amount of the Rent shall not preclude Landlord from enforcing its rights to collect such Rent. Section 4.02 Property Taxes. (a) Real Property Taxes. Tenant shall pay all Real Property Taxes on or related to the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Landlord will bill Tenant monthly in advance for one-twelfth (1/12) of the estimated amount of such Real Property Taxes for the current tax year and Tenant shall pay Landlord the amount of such Real Property Taxes, as Additional Rent. Landlord will pay such Real Property Taxes on or before their due date, provided Tenant has timely made such payments to Landlord. Any penalty caused by Tenant’s failure to timely make such payments shall also be Additional Rent owed by Tenant immediately upon demand. (b) Definition of Real Property Taxes. “Real Property Taxes” means: (i) any fee, license fee, license tax, business license fee or business privilege tax, commercial rental tax (including, without limitation, a sales tax on rents paid), levy, charge, assessment, special assessment duty, penalty or tax imposed by any taxing authority against the Property, any improvement thereon, and any leasehold improvement, fixtures, installations, and additions thereto; (ii) any tax on Landlord’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse, water, sewer or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by Applicable Law (defined below), or other transfer of all or part of Landlord’s interest in the Property; (v) any charge or fee replacing any tax previously included within the definition of Real Property Taxes; and (vi) legal and consulting fees, costs and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Property Taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any Real Property Taxes. “Real Property Taxes” do not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes. (c) Joint Assessment; Tenant’s Share. If the Property is not separately assessed, Real Property Taxes for the Property shall be Tenant’s Pro Rata Share of the Real Property Taxes for the parcel containing the Building. (d) Personal Property Taxes. (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall diligently pursue the separate assessment of such personal property, so that it is taxed separately from the Property. DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 7 (ii) If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes. (e) Use and Occupancy Taxes. Tenant shall also pay before any penalties or fines are assessed to the appropriate governmental authority any use and occupancy tax in connection with the Property. In the event Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent within ten (10) days of demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority in a timely fashion. (f) Rent Tax. In the event that any governmental authority imposes a tax, charge, assessment or other imposition upon tenants or landlords in general which is based upon the rents payable under this Lease, including any taxes based upon the receipt of rents including gross receipts, sales or value added tax, Tenant shall pay the same before any penalties or fines are assessed to such governmental authority or to Landlord if Landlord is responsible to collect the same, in which case Landlord shall remit the same in a timely manner and, upon request of Tenant, evidence to Tenant such remittance. Section 4.03 Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, fiber optic, cable or other communications or data delivery services, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord with Tenant’s next monthly installment of Base Rent, consistent with Section 4.01 above. Tenant acknowledges and agrees that (1) this Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of utility services or any other services, and (2) Landlord has no obligation of any kind concerning the provision of any such services. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in this Section 4.03, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, terrorist acts, acts of war, moratorium or other governmental action, or any other cause beyond Landlord’s reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant’s obligation to pay rent as required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline without affecting Tenant’s obligations under this Lease. Tenant recognizes that security services, if any, provided by Landlord at the building on the Property are for the protection of Landlord’s property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Property or the building on the Property. Section 4.04 Insurance Policies. (a) Liability Insurance. During the Lease Term, Tenant, at Tenant’s sole cost and expense, shall maintain a policy of commercial general liability insurance (or its equivalent) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord (and any affiliate, lender or property manager of Landlord designated by Landlord) as an additional insured under such policy, and Tenant shall provide Landlord with an appropriate “additional insured” endorsement to Tenant’s liability insurance policy (in a form acceptable to Landlord) not less than ten (10) business days before the early access to or occupancy of the Property by Tenant or any other member of the Tenant Group (defined below). The initial amount of such insurance shall be not less than Three Million Dollars ($3,000,000.00) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisors and other relevant factors. The liability insurance obtained by Tenant under this Section 4.04(a): shall (i) be primary to and seek no contribution for all insurance available to Landlord; (ii) contain a “separation of insureds” clause (or equivalent); (iii) include typical contractual liability coverage (without limitation or deletion by endorsement); (iv) provide "occurrence" based coverage; and (v) not have a deductible or self-insured retention amount in excess of Ten Thousand Dollars ($10,000.00). The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Tenant may satisfy its obligations under this Section through the use of a combination of primary and excess or umbrella coverage. Landlord may also obtain DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 8 commercial general liability insurance in an amount and with coverage determined by Landlord, insuring Landlord against liability arising out of ownership, operation, or use of the Property by Landlord. The liability policy obtained by Landlord shall be excess, secondary and non-contributory with respect to Tenant’s liability insurance. (b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property, the Buildilng and the building improvements owned by Landlord (but expressly excluding any property Tenant is required to insure pursuant to Section 4.04(d)(vi) below) in the full amount of their replacement cost, with such policies providing protection against loss or damage due to fire or other perils covered by the “Causes of Loss—Special Form” policy (or a similar policy containing equivalent coverage) and any other perils which Landlord, Landlord’s lender or ground lessor deems reasonably necessary. Landlord shall have the right to obtain terrorism, flood and earthquake insurance and other forms of insurance as required by any lender holding a security interest in the Property or any ground lessor. Tenant acknowledges and agrees that Landlord’s property and rental loss insurance required pursuant to Section 4.04(b) of this Lease insures damage to the Property as a result of fire or other casualty and does not extend to damage to the Property as a result of Tenant’s and/or Tenant’s employees, contractors or agents acts or omissions. For example, fire damage to the Property that is caused by a short in the electrical system is an insured loss, but damage to the Property caused by forklift damage to a support column, dock door or concrete wall is not an insured loss and would be Tenant’s responsibility to repair. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus one year's estimated recurring Additional Rent. Notwithstanding Section 4.04(d)(iv) below, Tenant shall be liable for the payment of its Pro Rata Share of any deductible amount under Landlord’s insurance policies (which deductible amount shall not exceed $10,000.00) maintained pursuant to this Section 4.04 (b); provided, however, that if the loss or damage is due to an act or omission of Tenant, then Tenant shall be responsible for payment of the entirety of such deductible amount. Tenant shall not do or permit anything to be done which invalidates any such insurance policies. (c) Payment of Premiums. Tenant shall pay all premiums for the insurance policies described in Sections 4.04(a) above and shall reimburse Landlord for Tenant’s proportionate share of the cost of the insurance policies described in Section 4.04(b) above, except Landlord shall pay all premiums for non-primary commercial general liability insurance which Landlord elects to obtain as provided in Section 4.04(a) above. With respect to the premiums for the insurance policies described in Section 4.04(b) above, Landlord shall bill Tenant monthly in advance for the estimated amount of Tenant’s proportionate share of such premiums, consistent with Section 4.05(d) below, and Tenant shall pay Landlord such amount, as Additional Rent. If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium showing in reasonable detail how Tenant’s share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable only for Tenant’s prorated share of the insurance premiums. Subject to the provisions of Section 2.03 above, prior to the Lease Commencement Date, Tenant shall deliver to Landlord (a) either (i) a certificate of insurance (in form acceptable to Landlord) executed by an authorized officer or agent of the insurance company, certifying that the insurance that Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information Landlord reasonably requires, or (ii) copies of the required policies of insurance or other satisfactory evidence (on which Landlord can reasonably rely) that the insurance Tenant is required to maintain under this Section 4.04 is in full force and effect, and (b) any endorsements to Tenant’s insurance policies required by this Section 4.04. At least thirty (30) days prior to the expiration of any insurance coverage Tenant is required to maintain under this Section 4.04, Tenant shall deliver to Landlord a certificate of insurance (in form acceptable to Landlord) or other satisfactory evidence (on which Landlord can reasonably rely) verifying the timely renewal of such coverage. (d) General Insurance Provisions. (i) Any insurance that Tenant is required to maintain under this Lease shall include a provision (by endorsement, if necessary) that requires the insurance carrier to give Landlord and Landlord’s lender (if requested) not less than thirty (30) days’ written notice prior to any cancellation (whether by Tenant or the insurer) or material modification of such coverage, including the cancellation (whether by Tenant or the insurer) or material modification of any required endorsements. (ii) If Tenant fails to deliver to Landlord or Landlord’s lender (if requested) any certificate of insurance or endorsement required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance for Landlord’s sole benefit (but is under no obligation to do so), in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance. If Tenant fails to carry the DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 9 required insurance, such failure shall automatically be deemed to be a covenant by Tenant to self-insure such required coverage, with a full waiver of subrogation in favor of Landlord (in the case of deemed self-insurance of Tenant’s required property insurance); provided, however, that such failure shall remain a breach of this Lease unless cured by Tenant and any such deemed covenant to “self-insure” shall not be construed to grant Tenant the right to self-insure any of its insurance obligations under this Lease. (iii) Tenant shall maintain all insurance required under this Lease with companies duly authorized to issue insurance policies in the State in which the Property is located and holding a Financial Strength Rating of “A” or better, and a Financial Size Category of “XII” or larger, based on the most recent published ratings of the A.M. Best Company. Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to obtain and maintain the insurance required under this Lease, Tenant shall nevertheless maintain insurance coverage which is (1) customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time, and (2) acceptable to Landlord. Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. If Tenant believes that any such insurance coverage is inadequate, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant. (iv) Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery against the other, or against the members, managers, officers, employees, agents or representatives of the other (whether such right of recovery arises from a claim based on negligence or otherwise), for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. To the extent required under their respective policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of claims and confirm that their respective policies of insurance do not prohibit this waiver and include a corresponding waiver of subrogation by the insurer. (v) Tenant shall not do or permit to be done any act or thing upon the Property or the Building which would (a) jeopardize or be in conflict with the property insurance policies covering the Building or fixtures or property in the Building; (b) increase the rate of property insurance applicable to the Building to an amount higher than it otherwise would be for general office and warehouse use of the Building; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted at the Property. (vi) Tenant shall, at its sole cost and expense, keep in full force and effect during the Lease Term the following additional coverage: (1) workers’ compensation insurance as required by state law; (2) employer’s liability insurance, with a limit of not less than Two Million Dollars ($2,000,000), each accident, not less than Two Million Dollars ($2,000,000) policy limit, and not less than Two Million Dollars ($2,000,000) each employee for all persons employed by Tenant who may come onto or occupy the Property; (3) commercial auto liability insurance with a limit of not less than Two Million Dollars ($2,000,000) aggregate limit for bodily injury and property damage, including owned, nonowned, and hired auto liability coverage for such vehicles driven on and around the Property (if Tenant does not own company vehicles, a letter to that effect from an officer or principal of Tenant, in addition to proof of non-owned and hired auto liability coverage is required); and (4) “Causes of Loss – Special Form” (or a similar policy containing equivalent coverage) property insurance on a replacement cost basis, covering (i) Tenant’s personal property, whether owned, leased, or rented, including but not limited to trade fixtures, furniture, and equipment, and (ii) any Tenant's Alterations (defined below). Such property insurance policies of Tenant shall contain an agreed amount endorsement in lieu of a co-insurance clause, and shall be written as primary policies, not contributing with and not supplemental to the property insurance coverage that Landlord is required to carry pursuant to Section 4.04(b) above. Tenant may satisfy its liability insurance obligations under this subsection through the use of a combination of primary and excess or umbrella coverage. Tenant shall be solely responsible for payment of the entirety of any self-insured retention or deductible amount under Tenant’s insurance policies. (vii) If Tenant carries any of the liability insurance required hereunder in the form of a policy covering more than one location, any certificate required hereunder shall make specific reference to the Property. In addition, any such policy shall contain a “per location” or “Designated Location (s) General Aggregate” (or comparable) endorsement assuring that any aggregate limit under such liability policy shall apply separately to the Property and that the insurer thereunder shall provide written notice to Landlord if the available portion of such aggregate is reduced to less than DocuSign Envelope ID:

0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 10 the minimum amounts required under Section 4.04(a) above by either payment of claims or the establishment of reserves for claims (in which case Tenant shall be obligated to take immediate steps to increase the amount of its insurance coverage in order to satisfy the minimum requirements set forth in Section 4.04(a) above). (viii) Tenant's insurance obligations under this Section 4.04 are separate and independent obligations of Tenant, and are expressly not dependent or conditioned on any other obligations of Tenant under this Lease. Section 4.05 Maintenance Services and Costs. (a) Maintenance Services for the Property. Notwithstanding the provisions of Sections 6.03 and 6.04 and in addition to Section 4.05(c), Landlord shall maintain the following Property and Building maintenance items (collectively, the “Maintenance Items”) during the Lease Term: (i) routine monthly landscape maintenance; (ii) tree trimming; (iii) minor landscape repairs; (iv) water irrigation charges; (v) association dues; (vi) backflow testing; (vii) parking lot sweeping; (viii) exterior rodent control; (ix) Building fire sprinkler alarm monitoring (including related phone line charges); (x) ESFR pump monitoring and service charges; (xi) exterior building paint; (xii) asphalt slurry seal; and (xiii) roof membrane maintenance, repair and replacement. In connection with Landlord’s obligations under this Section 4.05(e), Landlord may enter into a contract with a contractor/maintenance provider of Landlord’s choice to provide some (but not necessarily all) of the maintenance services listed above. Tenant shall reimburse Landlord for Tenant’s Pro Rata Share of the cost of the Maintenance Items (the “Maintenance Items Costs”) (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Landlord may, at Landlord’s election, estimate in advance the annual Maintenance Items Costs for which Tenant is liable under this Section 4.05(e) and require that Tenant pay such Maintenance Items Costs to Landlord, in monthly installments, together with Base Rent. Landlord may adjust such estimates at any time based upon Landlord’s experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. In connection with the Maintenance Items Costs, Landlord shall collect from Tenant, as Additional Rent, reserves for slurry sealing of the asphalt portions of the truck court, parking lot and driveways (the “Asphalt Reserve”). Further and in connection with the Maintenance Items Costs, Landlord shall collect from Tenant during the Extension and/or any extension of the Lease Term beyond the Initial Lease Term, as Additional Rent, reserves for: (i) exterior building painting (the “Paint Reserve”), and (ii) roof membrane maintenance, repair and replacement (the “Roof Reserve”). The Asphalt Reserve, the Paint Reserve and the Roof Reserve are sometimes collectively referred to herein as the “Reserves.” In addition, Landlord shall collect from Tenant, as Additional Rent a management fee (the “Management Fee”) (which such Management Fee shall not exceed five percent (5%) of gross rents of the Building for the calendar year) for managing the Property. Tenant shall pay such Reserves and Management Fee to Landlord in monthly installments together with Base Rent. The provisions of this Section 4.05(e) shall survive the expiration or earlier termination of the Lease Term. (b) Reconciliation. Within one hundred twenty (120) days after the end of each calendar year during the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the total Maintenance Items Costs paid or incurred by Landlord during the preceding calendar year. Upon receipt of such statement and except for the Reserves and Management Fee collected by Landlord pursuant to Section 4.05(a) above, which shall be retained by Landlord, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Maintenance Items Costs due from Tenant for such period. Section 4.06 Late Charges. Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs is impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within five (5) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. If Tenant shall be served with a demand for payment of past due rent or any other charge, any payments tendered thereafter to cure any default of Tenant shall be made only by cashier’s check, wire transfer, or other immediately available funds. Section 4.07 Interest on Past Due Obligations. In addition to any late charge imposed pursuant to Section 4.06 above, any amount owed by Tenant to Landlord which is not paid within five (5) days after it becomes due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount (“Interest”); provided, however, that no interest shall be payable on any late charges imposed on Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Section 4.07, DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 11 or any other charge or payment due under this Lease which may be deemed or construed as interest, is higher than the rate permitted by law, such interest rate is hereby decreased to the maximum legal interest rate permitted by law. ARTICLE FIVE USE OF PROPERTY Section 5.01 Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above and for no other purpose whatsoever; provided that such Permitted Uses (i) do not create any unusual or atypical wear and tear on the building on the Property or decrease the value of the Property; (ii) do not create any risk of Environmental Damages or Hazardous Material contamination on the Property; (iii) do not create obnoxious (as to a reasonable person) odors or noise; (iv) do not include storage of tires, chemicals (other than those permitted under Section 5.03 below) or explosives or other products made with like materials; (v) do not involve fabrication or manufacturing, except as expressly permitted in Section 1.06 above; (vi) do not exceed the load capacity of the floor slab; (vii) do not involve the growing, cultivation, harvesting, separating, use, sale, warehousing, distribution, packing, dispensing, or possession of cannabis, including, without limitation, marijuana, or any related cannabis products; and (viii) is consistent with the use of other tenants of Landlord in the surrounding area Section 5.02 Manner of Use. Tenant shall not cause or permit the Property to be improved, developed, or used in any way which constitutes a violation of any law, statute, ordinance, or governmental regulation or order, or other governmental requirement now in force or which may hereafter be enacted or promulgated, including, without limitation, any “green building" ordinance, law or regulation (collectively, “Applicable Laws”), or which unreasonably interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits required for Tenant’s occupancy of the Property, and for all business licenses, and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including without limiting to the Occupational Safety and Health Act. Notwithstanding the foregoing, Landlord shall, at Tenant’s sole cost and expense, cooperate with Tenant in executing permitting applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain from the applicable governmental authority a High Pile Stock Permit (or comparable permit), if needed. Tenant, at Tenant’s sole cost and expense, shall be responsible for the installation of any fire hose valves, draft curtains, smoke venting, exit doors and any additional fire protection systems (including, without limitation, fire extinguishers) that may be required by the fire department or any governmental agency. It shall be considered a Tenant Delay if a delay in obtaining such permit thereby delays or affects Landlord’s receipt of governmental permits, approvals or certificates of occupancy. Tenant shall, at its sole cost and expense, promptly comply with any Applicable Laws regarding the Proprety, including, without limitation those which relate to (or are triggered by) (i) Tenant’s use of the Property, and (ii) any alteration or any tenant improvements made by Tenant or at the request of Tenant. Should any standard or regulation now or hereafter be imposed on Tenant by any federal, state or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any Applicable Laws, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately notify Landlord in writing of any water infiltration at the Property. Consistent with the provisions of this Section 5.02, Tenant acknowledges and agrees that it is solely responsible for obtaining any required certificate of occupancy (or its equivalent) from the applicable governmental authorities. Section 5.03 Hazardous Materials. 5.03.1 Definitions. A. “Hazardous Material” means any substance, whether solid, liquid or gaseous in nature: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or (ii) which is or becomes defined as a “hazardous waste,” “hazardous substance,” “pollutant,” “contaminant,” “hazardous material” or “toxic” under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), the Federal DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 12 Water Pollution Control Act (33 U.S.C. section 1251 et seq.), the Clean Air Act (42 U.S.C. section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as these laws have been amended or supplemented; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Arizona or any political subdivision thereof; or (iv) the presence of which on the Property or the Building causes or threatens to cause a nuisance upon the Property or the Building or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; or (v) the presence of which on adjacent properties could constitute a trespass by Tenant; or (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vii) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (viii) without limitation which contains radon gas. B. “Environmental Requirements” means all applicable present and future: (i) statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation), of all Governmental Agencies; and (ii) all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened releases of Hazardous Materials or chemical substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or chemical substances. C. “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Property or the Building or migrating or threatening to migrate to or from the Property or the Building, or the existence of a violation of Environmental Requirements pertaining to the Property or the Building and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property. Environmental Damages include, without limitation: (i) damages for personal injury, or injury to property or natural resources occurring upon or off of the Property, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it may be entitled under any industrial or worker’s compensation laws); (ii) fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of such Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency or reasonably necessary to make full economic use of the Property and the Building or any other property in a manner consistent with its current use or otherwise expended in DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 13 connection with such conditions, and including, without limitation, any attorneys’ fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder; (iii) liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subsection (ii) above; and (iv) diminution in the fair market value of the Property or the Building including, without limitation, any reduction in fair market rental value or life expectancy of the Property or the Building or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or the Building or any portion thereof. D. “Governmental Agency” means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof. E. The “Tenant Group” means Tenant, Tenant’s successors, assignees, guarantors, officers, members, managers, directors, agents, employees, contractors, invitees, permitees or other parties under the supervision or control of Tenant or entering the Property during the Lease Term with the permission or knowledge of Tenant, other than Landlord or Landlord’s agents or employees. 5.03.2 Prohibitions. A. Other than (i) normal quantities of general office and cleaning supplies containing de minimis amounts of Hazardous Material, (ii) those Hazardous Materials that may be contained within vehicles, equipment, and machinery operated at the Property (e.g., fuel in a vehicle’s tank) or contained in original packaging from manufacturer and temporarily held by Tenant while in transit, so long as such items are handled by Tenant in strict compliance with all Environmental Requirements, and (iii) except as specified on Exhibit “B” attached hereto, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Property by the Tenant Group, or any other person without the prior written consent of Landlord. From time to time during the Lease Term, Tenant may request Landlord’s approval of Tenant’s use of other Hazardous Materials, which approval may be withheld in Landlord’s sole discretion. Before the date of Tenant’s early access to or occupancy of the Property, Tenant shall provide to Landlord for those Hazardous Materials described on Exhibit “B”: (a) a description of handling, storage, use and disposal procedures; and (b) all “community right to know” plans or disclosures and/or emergency response plans which Tenant is required to supply to local Governmental Agencies pursuant to any Environmental Requirements. B. Tenant shall not cause, permit or suffer the existence or the commission by the Tenant Group, or by any other person, of a violation of any Environmental Requirements upon, about or beneath the Property or the Building. C. Tenant shall neither create or suffer to exist, nor permit the Tenant Group to create or suffer to exist any lien, security interest or other charge or encumbrance of any kind with respect to the Property or the Building, including without limitation, any lien imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(l)) or any similar state statute. D. Except as otherwise expressly allowed by Section 5.03.2(A) above, Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Property without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion. 5.03.3 Indemnity. A. Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless: (i) Landlord; and (ii) any other person who acquires all or a portion of the Property in any manner (including purchase at a foreclosure sale) or who becomes entitled to exercise the rights and remedies of Landlord under this Lease; and DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 14 (iii) the directors, officers, shareholders, employees, partners, members, managers, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of Landlord and such persons; from and against any and all Environmental Damages which exist as a result of the activities or negligence of the Tenant Group or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease, or by Tenant’s remediation of the Property or the Building or failure to meet its obligations contained in this Section 5.03. B. The obligations contained in this Section 5.03.3 shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant. C. Landlord shall have the right but not the obligation to join and participate in, and control, if it so elects, any legal proceedings or actions initiated in connection with Tenant’s activities. Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Property or the Building by a Hazardous Material. D. The obligations of Tenant in this Section 5.03.3 shall survive the expiration or termination of this Lease. E. The obligations of Tenant under this Section 5.03.3 shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain with respect thereto. 5.03.4 Obligation to Remediate. In addition to the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon approval and demand of Landlord, at its sole cost and expense and using contractors approved by Landlord, promptly take all actions to remediate the Property and the Building which are required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Property and the Building, which remediation is necessitated from the presence upon, about or beneath the Property and the Building, at any time during or upon termination of this Lease (whether discovered during or following the Lease Term), of a Hazardous Material or a violation of Environmental Requirements existing as a result of the activities or negligence of the Tenant Group. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Property and the Building, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off the Property, which shall be performed in a manner approved by Landlord. Tenant shall take all actions necessary to restore the Property and the Building to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Property and the Building, notwithstanding any lesser standard of remediation allowable under Applicable Law or governmental policies. 5.03.5 Right to Inspect. Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Property, including invasive tests, at any reasonable time to determine whether Tenant is complying with the terms of this Lease, including but not limited to the compliance of the Property and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Property or surrounding properties and activities thereon. Landlord shall have the right, but not the duty, to retain any independent professional consultant (the “Consultant”) to enter the Property to conduct such an inspection or to review any report prepared by or for Tenant concerning such compliance. The cost of the Consultant shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by the Tenant Group or the existence of a Hazardous Material on the Property or any other property caused by the activities or negligence of the Tenant Group (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Landlord), in which case Tenant shall pay the cost of the Consultant. Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord the right to enter the Property to perform such tests on the Property as are reasonably necessary to conduct such reviews and investigations. Landlord shall use commercially reasonable efforts to minimize interference with the business of Tenant. 5.03.6 Notification. If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa,

AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 15 Environmental Damages in connection with the Property or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification. If requested by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials other than general office and cleaning supplies referred to in Section 5.03.2 of this Lease, which were used, generated, treated, handled, stored or disposed of on the Property or which Tenant intends to use, generate, treat, handle, store or dispose of on the Property. The foregoing in no way shall limit the necessity for Tenant obtaining Landlord’s consent pursuant to Section 5.03.2 of this Lease. 5.03.7 Surrender of Property. In the ninety (90) days prior to the expiration or termination of the Lease Term, and for up to ninety (90) days after the later to occur of: (i) Tenant’s full surrender to Landlord of exclusive possession of the Property; and (ii) the termination of this Lease, Landlord may have an environmental assessment of the Property performed in accordance with Section 5.03.5 of this Lease. Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contamination of the Property or the Building caused by the activities or negligence of the Tenant Group. 5.03.8 Assignment and Subletting. In the event this Lease provides that Tenant may assign this Lease or sublet the Property subject to Landlord’s consent and/or certain other conditions, and if the proposed assignee’s or subtenant’s activities in or about the Property involve the use, handling, storage or disposal of any Hazardous Materials other than those used by Tenant and in quantities and processes similar to Tenant’s uses in compliance with this Lease, (i) it shall be reasonable for Landlord to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities and/or (ii) Landlord may, in its sole and absolute discretion, impose an additional condition to such assignment or sublease which requires Tenant to reasonably establish that such assignee’s or subtenant’s activities pose no materially greater risk of contamination to the Property than do Tenant’s permitted activities in view of: (a) the quantities, toxicity and other properties of the Hazardous Materials to be used by such assignee or subtenant; (b) the precautions against a release of Hazardous Materials such assignee or subtenant agrees to implement; (c) such assignee’s or subtenant’s financial condition as it relates to its ability to fund a major clean-up; and (d) such assignee’s or subtenant’s policy and historical record respecting its willingness to respond to the clean-up of a release of Hazardous Materials. 5.03.9 Survival of Hazardous Materials Obligation. Tenant’s breach of any of its covenants or obligations under this Section 5.03 shall constitute a material default under this Lease. The obligations of Tenant under this Section 5.03 shall survive the expiration or earlier termination of this Lease without any limitation, and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay rent under this Lease. Section 5.04 Auctions and Signs. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property. Subject to Landlord’s prior written approval, and provided all signs are in keeping with the quality, design and style of the business park within which the Property is located, Tenant, at its sole cost and expense, may install an identification sign (“Sign”) at the Property; provided, however, that (i) the size, color, location, materials and design of the Sign shall be subject to Landlord’s prior written approval; (ii) the Sign shall comply with all applicable governmental rules and regulations and the Property’s covenants, conditions and restrictions; (iii) the Sign shall not be painted directly on the building on the Property or attached or placed on the roof of the building on the Property; and (iv) Tenant’s continuing signage right shall be contingent upon Tenant maintaining the Sign in a first-class condition. Tenant shall be responsible for all costs incurred in connection with the design, construction, installation, repair and maintenance of the Sign. Upon the expiration or earlier termination of this Lease, Tenant shall cause the Sign to be removed and shall repair any damage caused by such removal (including, but not limited to, patching and painting), all at Tenant’s sole cost and expense. Except for the Sign, no other sign, notice, logos, picture, names or advertisement may be posted or installed at the Property or Building by or on behalf of or at the request of Tenant without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved in writing by Landlord, may be removed by Landlord, without notice to Tenant, at Tenant’s sole cost and expense. DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 16 Section 5.05 Indemnity. To the extent permitted by Applicable Law, Tenant shall indemnify, defend, protect and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers, partners, and shareholders, as applicable) and Landlord’s property manager from any and all costs, claims, loss, damage, expense and liability (including without limitation court costs, litigation expenses, and reasonable attorneys’ fees) incurred in connection with or arising from: (a) Tenant’s use of the Property and the Common Areas, including, but not limited to, those arising from any accident, incident, injury or damage, however and by whomsoever caused (except to the extent of any claim arising out of Landlord’s gross negligence or willful misconduct), to any person or property occurring in or about the Property; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Property; (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors and invitees, if applicable. The provisions of this Section 5.05 shall survive the expiration or earlier termination of this Lease with respect to any claims or liability occurring prior to such expiration or earlier termination, and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay rent under this Lease. Section 5.06 Landlord’s Access. Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Property to (i) inspect it; (ii) show the Property to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of non-responsibility; (iv) alter, improve or repair the Property; or (v) place “For Sale” and “For Lease” signs on the Property. Notwithstanding anything to the contrary contained in this Section 5.06, Landlord may enter the Property at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease, in the manner provided in this Lease, and consistent with Applicable Law; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Property, and any other loss occasioned thereby. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Property. Any entry into the Property in the manner described above shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Property, or an actual or constructive eviction of Tenant from any portion of the Property. Section 5.07 Vehicle Parking. Tenant shall be entitled to use of the unreserved, non-exclusive automobile parking spaces in the Property as shown on Exhibit “A” attached hereto. Tenant’s parking shall be on a “first come, first serve” basis and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not allow large trucks or other large vehicles to be parked within the Building (other than in designated areas) or on the adjacent public streets; provided, however, that the parking or storing of large trucks and other commercial vehicles is allowed in front of, adjacent and perpendicular to Tenant’s dock high loading doors at the Property, so as to be on the concrete apron adjacent to such doors, or in other areas specifically designated by Landlord for such purpose. Temporary parking of large delivery vehicles at the Building may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than as permitted above or parks outside the designated parking area shown on Exhibit “A”, then such conduct shall be a material breach of this Lease. In addition to Landlord’s other remedies under this Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle. Section 5.08 Quiet Possession. If Tenant pays the rent and observes and performs all other terms, covenants and conditions on Tenant’s part to be observed and performed under this Lease, Landlord agrees to defend Tenant’s right to quiet enjoyment of the Property for the Lease Term against any party claiming by, through or under Landlord, subject to the provisions of this Lease. ARTICLE SIX CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS Section 6.01 Existing Conditions. Tenant accepts the Property in its “as-is” condition as of the earlier of Tenant’s occupancy of the Property or the Lease Commencement Date, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as expressly provided in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties, express or implied, whatsoever with respect to the condition of the Property, the Building, or any buildings or other improvements on or comprising a part of either of same, nor with respect to the fitness or suitability thereof for any particular use or purpose, and Tenant hereby waives any and all such warranties, express or implied, including specifically but without limitation any warranty or DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 17 representation of suitability. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property (or has had the opportunity to do so) and is not relying on any representations of Landlord or any Broker with respect thereto. Section 6.02 Exemption of Landlord from Liability. To the extent permitted by Applicable Law, Landlord shall not be liable for (and Tenant assumes the risk of ) any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Building, or from other sources or places; (d) criminal acts or entry by unauthorized persons into the Property or the building on the Property; or (e) any act or omission of any other tenant of Landlord. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability to the extent of Landlord’s gross negligence or willful misconduct, and are subject to Section 4.04(d)(iv) above. Section 6.03 Landlord’s Obligations. (a) Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, or as a result of Tenant’s alterations, Landlord shall keep the foundation and the structural portions of the (i) roof and (ii) exterior walls of the Property in good order, condition and repair (provided that Tenant maintains such items in accordance with a first class industrial building). The above-referenced items shall be at Landlord’s sole cost and expense. Landlord shall, as necessary, (i) maintain, repair and replace the roof membrane; (ii) paint the exterior walls of the building on the Property; and (iii) slurry-seal and stripe the asphalt portion of the truck court and the parking lot. During the Initial Lease Term, Tenant shall reimburse Landlord for (a) all costs paid by Landlord for subsections (i) and (ii) above; and (b) the amount, if any, of the cost of subsection (iii) in excess of the Asphalt Reserve collected by Landlord pursuant to Section 4.05(a). During the Extension and/or any extension of the Lease Term beyond the Initial Lease Term, Tenant shall reimburse Landlord the amount, if any, of the cost of subsections (i), (ii) and/or (iii) above in excess of the Reserves collected by Landlord pursuant to Section 4.05(a) for such item, as applicable. In addition and during the Lease Term, Landlord shall be responsible for any asphalt repairs and/or repaving the paved areas and/or concrete repairs and/or replacements and Tenant shall reimburse Landlord for such costs. All costs required to be paid pursuant to this Section 6.03 shall be paid within ten (10) days of Landlord’s written request accompanied by supporting documentation for such cost. Landlord, however, shall not be obligated to maintain or repair floor, windows, doors, plate glass or surfaces of exterior walls. Landlord shall not be obligated to make any repairs under this Section 6.03 until a reasonable time after written receipt from Tenant of the need for such repairs. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord’s expense or to terminate this Lease because of the condition of the Property. (b) Notwithstanding the foregoing, Landlord shall, at Landlord’s expense, cause the warehouse floors to be broom-swept and the existing plumbing, lighting, air conditioning, heating, and ventilating systems, fire sprinkler system, and loading doors in the Property (collectively, the

“Warranted Items”), to be in good operating condition on the date Tenant first enters the Property. Upon written request from Tenant received within ninety (90) days of the date Tenant first enters the Property, Landlord shall repair any Warranted Items not delivered in good operating condition unless such repairs are required due to the acts or omissions of Tenant or as a result of alterations, additions or improvements to the Property made by Tenant or for Tenant. Landlord shall be deemed to have delivered the Property in the condition required by this Section 6.03 unless Tenant gives Landlord written notice and sets forth with specificity the nature and extent of any items requiring repair, within ninety (90) days after the date Tenant first enters the Property. Section 6.04 Tenant’s Obligations. (a) Except as provided in Section 4.05 (c) above with respect to Landlord’s obligations for the performance of certain work at the Property that is the subject of Common Area Costs, Section 6.03 (Landlord’s Obligations) above, Article Seven (Damage or Destruction) below, and Article Eight (Condemnation) below, Tenant, at Tenant’s sole cost and expense, shall keep all portions of the Property (including nonstructural, interior, exterior, systems and equipment) in good order, condition and repair. If any portion of the Property or any system or equipment in the Property that Tenant is obligated to repair cannot be fully repaired or restored (in Landlord’s judgment), Tenant shall promptly replace (subject to Landlord’s right to undertake such responsibility) such portion of the Property or system or DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 18 equipment in the Property. The cost of such replacement shall be amortized (using a rate of interest reasonably determined by Landlord) over the useful life as reasonably determined by Landlord, and Tenant shall only be liable for that portion of the cost which is applicable to the Lease Term (as it may be extended) (the “Useful Life Allocation”), and if the full replacement cost is initially borne by Tenant, Landlord shall reimburse Tenant or provide Tenant with a credit against future Additional Rent obligations in an amount equal to Landlord’s share of such total cost. Tenant shall maintain a preventive maintenance service contract providing for the regular inspection and maintenance of the Property’s heating and air conditioning systems (the “HVAC Systems”) by a licensed heating and air conditioning contractor, unless Landlord is obligated to maintain all or a portion of such equipment pursuant to Section 6.03(a) above, or unless Landlord makes the election described in the next succeeding sentence. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of all or a portion of the HVAC Systems at Tenant’s expense, the cost of which shall be paid by Tenant as Additional Rent. Notwithstanding any language to the contrary in this Section 6.04(a), Tenant shall pay the full cost of such repair or replacement of the HVAC Systems and is not entitled to the benefit of the Useful Life Allocation if Tenant has failed to obtain and maintain the preventive maintenance contracts for the HVAC Systems, as required above (and assuming Landlord has not elected to do so). If any part of the Property or the Building is damaged by any act or omission of Tenant (such as damage to the floor slab caused by overloading), Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property and without the benefit of the Useful Life Allocation. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class and fully operative condition. Without limiting the generality of the provisions contained above in this Section 6.04(a), Tenant agrees to pay to Landlord the cost to repair any damage caused by the transportation and storage of its products in, on, or about the Property, including, but not limited to any damage to the Property’s concrete floor slab, adjoining concrete ramps, adjoining concrete truck apron, and adjoining concrete or asphalt parking and access areas due to the use of forklifts or other equipment or vehicles hauling Tenant’s products or otherwise. Ordinary wear and tear on the Property shall not include any damage or deterioration that could have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Tenant’s payment obligation described in the immediately preceding sentence shall include the cost of replacement of any damaged areas of the Property or the Building, if repair is impracticable, so as to restore such areas to the condition existing prior to such damage and in such event Tenant shall not be entitled to the benefit of the Useful Life Allocation. (b) Tenant shall fulfill all of Tenant’s obligations under this Section 6.04 at Tenant’s sole cost and expense, except as otherwise expressly provided in this Section 6.04. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may (but without any obligation to do so), upon ten (10) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord on demand for all costs incurred in performing such maintenance, repair or replacement, plus an administration fee equal to fifteen percent (15%) of such amount. Section 6.05 Alterations, Additions, and Improvements. (a) Tenant shall not make any alterations, additions, or improvements to the Property (“Tenant’s Alterations”) without Landlord’s prior written consent, except that no consent shall be required for non-structural interior alterations that (i) do not exceed Twenty-five Thousand Dollars ($25,000.00) in cost; (ii) are not visible from the outside of the building on the Property; and (iii) do not alter or penetrate the floor slab or the roof membrane. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any Tenant’s Alterations constructed in violation of this Section 6.05(a) upon Landlord’s written request. All Tenant’s Alterations shall be performed in a good and workmanlike manner, in conformity with all Applicable Laws, and all contractors and subcontractors shall be approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials. Notwithstanding anything to the contrary in this Section, Tenant must obtain Landlord’s prior written consent for any Tenant’s Alterations that will (or may) be visible from the outside of the building on the Property. Landlord shall have the right, in its sole discretion, to determine the location of any such visible Tenant’s Alterations and require the screening of such items at Tenant’s sole cost and expense. (b) Tenant shall pay when due all claims for labor and material furnished to the Property or alleged to have been furnished to or for Tenant at or for use of the Property. Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Property, regardless of whether Landlord’s consent to such work is required. If so provided, Tenant agrees to promptly sign and return the Notice and Acknowledgment to Landlord; provided, however, that Tenant acknowledges and agrees that under no circumstances shall such Notice and DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 19 Acknowledgement or the terms of this Section 6.05 be construed as Landlord’s consent to or approval of any Tenant’s Alterations. Landlord may elect to record and post notices of non-responsibility on the Property. (c) To the extent Landlord’s prior consent is required by this Section 6.05, Landlord may condition its consent to any proposed Tenant’s Alterations on such requirements as Landlord, in its sole discretion, deems necessary or desirable, including without limitation: (i) Tenant’s submission to Landlord, for Landlord’s prior written approval, of all plans and specifications relating to Tenant’s Alterations; (ii) Landlord’s prior written approval of the time or times when Tenant’s Alterations are to be made; (iii) Landlord’s prior written approval of the contractors and subcontractors performing Tenant’s Alterations; (iv) Tenant’s written notice of whether Tenant’s Alterations include the use or handling of any Hazardous Materials; (v) Tenant’s obtaining, for Landlord’s benefit and protection, of such insurance as Landlord may reasonably require (in addition to that required under Section 4.04 of this Lease); (vi) Tenant's obtaining all applicable permits from the governmental authorities and the furnishing of copies of such permits to Landlord before the commencement of work on the subject Tenant's Alterations; and (vii) Tenant’s payment to Landlord of all costs and expenses incurred by Landlord because of Tenant’s Alterations, including, but not limited to, costs incurred in reviewing the plans and specifications for, and the progress of, Tenant’s Alterations, and costs of engaging outside consultants (whether for structural engineering review or otherwise). (d) Tenant shall have no power or authority to do any act or make any contract which may create or be the basis for any lien upon the interest of Landlord in the Property or the Building, or any portion thereof. Within ten (10) days following the imposition of any mechanics or other lien or stop notice filed with respect to the Property or the Building, or any portion thereof, based upon any act of Tenant or of anyone claiming by, through or under Tenant, or based upon work performed or materials supplied allegedly for Tenant (an “Imposition”), Tenant shall either (a) cause such Imposition to be released of record by payment, or (b) in case of a disputed Imposition, cause the posting of a proper bond (pursuant to Applicable Law under which a court issues an order that discharges the lien) or provide other security satisfactory to Landlord. Provided that the Imposition is timely released or bonded over, Tenant shall have the right to contest the validity of the obligation underlying the Imposition, provided that Tenant shall diligently contest such Imposition and indemnify, defend, and hold Landlord harmless from any and all loss, cost, damage, liability and expense (including attorneys' fees) arising from or related to it. Landlord may require Tenant to pay Landlord's attorneys' fees and costs incurred while participating in such action if Landlord shall decide it is in its best interest to so participate. If Tenant fails to take either action within such ten (10)-day period, Landlord, at its election, may pay and satisfy the Imposition, in which case the sum so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.07 of this Lease, shall be deemed Additional Rent due and payable by Tenant within ten (10) days after Tenant’s receipt of Landlord’s payment demand. Nothing in this Lease shall be construed as consent on the part of Landlord to subject the interest and estate of Landlord to liability under any applicable lien law for any reason or purpose whatsoever, it being expressly understood that Landlord’s interest and estate shall not be subject to such liability and that no person shall have any right to assert any such lien. (e) Notwithstanding any language to the contrary in this Section 6.05, if the proposed Tenant’s Alterations involve or affect in any way one or more of the structural components of the building on the Property, or relate in any way to life safety matters, including, but not limited to, the Property’s or Building’s fire suppression system (collectively, the “Structural and Safety Alterations”), Landlord’s prior written consent will be required, regardless of the cost of the proposed Tenant’s Alterations. Moreover, Tenant agrees to use contractors and subcontractors selected by Landlord for the construction of any and all permitted Structural and Safety Alterations, and for any work involving possible roof penetrations (so as to ensure that any such work is performed properly and does not render any applicable roof warranty void or voidable). (f) Tenant acknowledges and agrees that any Tenant’s Alterations are wholly optional with Tenant and are not being required by Landlord, either as a condition to the effectiveness of this Lease or otherwise. (g) All door access system hardware shall be installed such that the door and frame can be restored back to their original condition if door access control hardware components are removed. Section 6.06 Condition upon Termination. Upon the termination of this Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received (including, without limitation, the removal of all floor striping and the resealing of the floor, but only to the extent such resealing is necessitated by the removal of such floor striping), ordinary wear and tear excepted; provided, however, that (a) “ordinary wear and tear” shall not include any damage or deterioration that would or could have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease, and (b) Tenant shall not be obligated to repair any damage which Landlord is required to DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 20 repair under Sections 4.05 and 6.03 above or Article Seven (Damage or Destruction) below. In addition, Landlord may require Tenant to remove any Tenant’s Alterations (whether or not made with Landlord’s consent) prior to the expiration of this Lease and to restore the Property to its prior condition, all at

Tenant’s expense. All Tenant's Alterations that Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease, except that Tenant may remove any of Tenant’s machinery, equipment or other personal property that can be removed without material damage to the Property. Tenant shall repair, at Tenant’s expense, any damage to the Property caused by the removal of any such machinery, equipment or other personal property (including, without limitation, the complete removal of all studs and bolts that penetrate the walls and filling and patching the holes). In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent: any power wiring and power panels; lighting and lighting fixtures; wall coverings; drapes, blinds and other window coverings; carpets and other floor coverings; heaters, air conditioners and any other heating and air conditioning equipment; fencing and security gates; load levelers, dock lights, dock locks and dock seals; and other similar building operating equipment and decorations. Tenant’s obligations under this Section 6.06 shall also include its obligations under Section 5.04 with respect to any Sign. If Tenant fails, by the expiration or earlier termination of the Lease Term, to restore the Property to the condition required under this Section 6.06, then Tenant shall pay Landlord on demand an amount equal to the cost of such restoration work, plus an administration fee equal to fifteen percent (15%) of such amount, in addition to any other remedy Landlord may have under this Lease or Applicable Law for such breach. If Tenant fails to surrender the Property to Landlord upon termination of this Lease in the condition required by this Section 6.06, including, without limitation, the completion of any remediation work required under Section 5.03 above, such failure shall constitute a holdover for purposes of Section 2.04 above. Section 6.07 Roof Access. Anything in this Lease to the contrary notwithstanding, Tenant shall not and shall not permit any of its employees, agents, contractors or invitees to enter on or in any way move about on the roof of the building on the Property, for any purposes whatsoever, without the prior written consent of, coordination with, and supervision of Landlord or its selected agents or contractors. Section 6.08 Floor Load Limits. Tenant shall not place a load upon any floor of the Property exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, machinery and mechanical equipment in the building on the Property. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance to other occupants of the Building. Section 6.09 Floor Bolts. Prior to anchoring any racking or equipment to the floor of the Property, Tenant shall drill the holes for any anchor bolts to a depth that is one inch (1”) deeper than normally required for such anchoring mechanism. Upon the expiration or earlier termination of this Lease, Tenant shall cut the top of the anchor bolts, pound the remaining bolt into the one inch (1”) space described above, and pour epoxy filler into the existing hole so that the epoxy filler is flush with the floor, all at Tenant’s sole cost and expense. ARTICLE SEVEN DAMAGE OR DESTRUCTION Section 7.01 Damage or Destruction to the Property. (a) Tenant shall notify Landlord in writing (“Damage Notice”) immediately upon the occurrence of any damage to the Property. Subject to the provisions of Section 7.01(c) and Section 7.01(d) below, if the insurance proceeds received by Landlord from the insurance policies described in Section 4.04(b) above are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant’s Alterations or to Tenant's fixtures, machinery, equipment, or other personal property (collectively, "Tenant's Property"). In the absence of such an election, Tenant shall be solely responsible for the repair, replacement and restoration of Tenant’s Alterations and Tenant's Property and shall promptly commence such work and diligently pursue the same to completion, unless this Lease is terminated as provided in this Article Seven. (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Section 4.04(b) above, Landlord may elect either to: (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect; or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of the Damage Notice whether Landlord elects to repair the damage or terminate this Lease. If Landlord elects to repair the damage and notwithstanding Section 4.04(d)(iv) above, Tenant shall pay to Landlord DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 21 (i) Tenant’s Pro Rata Share of the deductible amount under Landlord’s insurance policies (which deductible amount shall not exceed $10,000.00), and (ii) if the damage is due to an act or omission of Tenant or Tenant’s employees, agents, contractors or invitees, the entirety of any such deductible amount. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and the building on the Property in a manner satisfactory to Landlord to restore the Property and building on the Property to the condition generally existing immediately before the damage or destruction. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord (but expressly excluding any proceeds received by Landlord’s lender) for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice. (c) If the repairs to the Property are estimated to require more than one hundred eighty (180) days from Landlord’s receipt of insurance proceeds and building permits (the “Repair Period”) to be Substantially Completed, then either Landlord or Tenant shall have the right to terminate this Lease in a manner consistent with this Section 7.01(c). In the event of damage to the Property, Landlord shall have the right to provide Tenant with a written notice, or Tenant shall have the right, at any time after providing Landlord with a Damage Notice pursuant to Section 7.01(a) above, to request in writing that Landlord deliver to Tenant a written notice (in each case, the “Contractor Certificate”), certifying to both Landlord and Tenant, in the reasonable opinion of Landlord’s contractor, the amount of time required to Substantially Complete the repair of the Property. If, in the Contractor Certificate, the contractor certifies that the repair of the Property will take a period in excess of the Repair Period to be Substantially Completed, then within five (5) days after the delivery of the Contractor Certificate to Tenant, Tenant or Landlord may terminate this Lease by delivering written notice of such termination to the other party within such five (5) day period, and this Lease shall be terminated as of the date of the other party’s receipt of such written notice of termination. Notwithstanding the above, Tenant shall not have any right to terminate this Lease under this Section 7.01 if the damage to the Property was caused by the acts or omissions of Tenant or its agents, employees, contractors, or invitees. (d) If the damage to the Property occurs during the last one hundred eighty (180) days of the Lease Term and such damage will require more than thirty (30) days to Substantially Complete the repair, then either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease, pursuant to this Section 7.01(d), shall give written notification to the other party of such election within thirty (30) days after Tenant’s Damage Notice. (e) As used in this Section 7.01, “Substantial Completion” or “Substantially Complete” (or similar phrase) means such work is completed, except for minor items of work (e.g., pick-up work, etc.) that can be completed with only minor interference with Tenant’s conduct of business at the Property. Section 7.02 Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any Base Rent and recurring Additional Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Property is impaired. However, the reduction shall not exceed the sum of one year’s payment of Base Rent, Real Property Taxes, insurance premiums, Common Area Costs and Maintenance Services Costs. Except for such possible reduction in Base Rent and recurring Additional Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property. If such destruction or damage was caused by the acts or omissions of Tenant or its agents, employees, contractors, or invitees, there will be no abatement of rent. Section 7.03 Waiver. Tenant waives the protection of any statute, code or judicial decision which may grant to Tenant the right to terminate a lease in the event of the destruction of the Property. Tenant agrees that the provisions of Article Seven above shall govern the rights and obligations of Landlord and Tenant in the event of any destruction of the Property. ARTICLE EIGHT CONDEMNATION If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building on the Property or such other material portion of either the Property or Common Areas is taken and Tenant cannot reasonably continue to conduct its business at the Property, either Landlord or Tenant may terminate this Lease as of DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 22 the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the real property or its lender, and such claim is payable separately to Tenant. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense. ARTICLE NINE ASSIGNMENT AND SUBLETTING Section 9.01 Transfers. Except as otherwise provided in Section 9.07 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Property or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). To request Landlord’s consent to any Transfer requiring such consent under the provisions of this Article Nine, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i)

the proposed effective date of the Transfer, which shall not be less than forty-five (45) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Property to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the “Transfer Premium,” as that term is defined in Section 9.03 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer requiring but made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable legal fees incurred by Landlord in connection with such review, within thirty (30) days after written request by Landlord. Section 9.02 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer involving an assignment or subletting of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent: 9.02.1 The Transferee’s character or reputation is significantly less prestigious than that of Tenant; 9.02.2 The Transferee’s business or use of the Subject Space is not permitted under this Lease; 9.02.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested; 9.02.4 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party; 9.02.5 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 23 9.02.6 A default of Tenant under this Lease is then pending; 9.02.7 Landlord or its leasing agent has received a proposal from or made a proposal to the proposed Transferee to lease space in the Building within six (6) months prior to Tenant's Transfer Notice; or 9.02.8 The proposed Transferee or an Affiliate of the proposed Transferee is already a tenant in the Building. If Landlord consents to any Transfer pursuant to the terms of this Section 9.02 (and does not exercise any recapture rights Landlord may have under Section 9.04 of this Lease), Tenant may within one hundred eighty (180) days after Landlord’s consent, but not later than the expiration of such 180-day period, enter into such Transfer of the Property or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 9.01 of this Lease. Section 9.03 Transfer Premium. In the event of a Transfer requiring Landlord’s consent, if Landlord consents to such a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 9.03, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Base Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Property is transferred. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Section 9.04 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article Nine, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice pertaining to an assignment or subletting, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Property, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Property, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. In the event of a recapture, Landlord may, if it elects, enter into a new lease covering the Subject Space with the intended Transferee on such terms as Landlord and such person or entity may agree or enter into a new lease covering the Subject Space with any other person or entity; in such event, Tenant shall not be entitled to any portion of the Transfer Premium, if any, which Landlord may realize on account of such termination and reletting. Section 9.05 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of Tenant’s obligations under this Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit, and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days’ notice to Tenant. Section 9.06 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include: (i) if Tenant is a partnership, the cumulative withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or the cumulative transfer of twenty-five percent (25%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 24 more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12) month period; and (iii) if Tenant is a limited liability company, any cumulative transfer of more than twenty-five percent (25%) of the membership interests. In addition to those types of Transfers specified above in this Article Nine, (i) any change to the form of tenant entity or any use of the Property by an individual or entity other than Tenant, whether pursuant to a license or concession, or otherwise, and (ii) any reduction of twenty-five percent (25%) or more in the tangible net worth of Tenant resulting from a transaction or series of transactions (whether merger, sale, acquisition, financing, leverage buyout, spin-off, or otherwise), whether or not a formal assignment or hypothecation of this Lease or of Tenant's assets occurs, shall be deemed a Transfer requiring Landlord’s consent. As used in this Lease, "tangible net worth" means the sum of all of Tenant's assets, less liabilities and intangible assets, as determined by the use of generally accepted accounting principles, and the reduction of Tenant's tangible net worth shall by measured based on Tenant's tangible net worth as represented to Landlord as of the time of execution of this Lease. Notwithstanding any language to the contrary in this Article Nine, Landlord may, in its sole discretion, withhold its consent to any proposed assignment of Tenant’s leasehold interest in the Property to a lender as security, whether such proposed assignment is in the form of a leasehold deed of trust, leasehold mortgage, or otherwise. Section 9.07 Tenant Affiliate. Notwithstanding anything to the contrary contained in Section 9.01 of this Lease, a Transfer of all or a portion of the Property to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) (a “Tenant Affiliate”), shall not be deemed a Transfer under Article Nine for which (a) consent is required, or (b) any Transfer Premium is payable. The terms of this Section 9.07 are only applicable provided that: (i) Tenant immediately notifies Landlord of any such Transfer; (ii) promptly supplies Landlord with any documents or information requested by Landlord regarding such Transfer; (iii) if requested by Landlord, have an affiliate of the Tenant Affiliate guarantee this Lease using Landlord’s standard guaranty form; (iv) if such Transfer is an assignment, Tenant Affiliate assumes in writing all of Tenant’s obligations under this Lease; and (v) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease or the Transfer restrictions set forth in this Article Nine. “Control,” as used herein, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. Section 9.08 No Merger. No merger shall result from Tenant’s sublease of the Property under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies. Section 9.09 Tenant’s Indemnity. If Landlord shall withhold its consent to any proposed Transfer requiring Landlord’s consent, or if Landlord shall exercise its recapture right in Section 9.04 above, Tenant shall indemnify, defend, and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers, partners, and shareholders, as applicable) from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from any claims that may be made against Landlord by the proposed Transferee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed Transfer. ARTICLE TEN DEFAULTS; REMEDIES Section 10.01 Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions. Section 10.02 Defaults. Tenant shall be in material default under this Lease (an “Event of Default”): (a) If Tenant abandons the Property or if Tenant’s vacation of the Property results in the cancellation or modification of any insurance described in Section 4.04 above; (b) If Tenant fails to pay rent or any other charge when due; (c) If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 25 day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this subsection (c) is (i) intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement, and (ii) not intended to extend the time for Tenant’s performance if a shorter period of time for performance is expressly provided in this Lease. (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a bankruptcy petition is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subsection (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease. (e) If any guarantor of this Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant’s obligations under this Lease. Unless otherwise expressly provided, no guaranty of this Lease is revocable. (f) If Tenant fails to deliver an instrument or certificate within the time provided in Section 11.01 or Section 11.02 below, respectively. (g) If an unauthorized Transfer occurs, as set forth in Article Nine above. Section 10.03 Remedies. On the occurrence of any Event of Default, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have: (a) Terminate Tenant’s right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. If Tenant shall be served with a demand for the payment of past due rent or any other charge, any payments rendered thereafter to cure any default by Tenant shall be made only by cashier’s check, wire transfer, or other immediately available funds. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Section 10.03(a), and/or (ii) proceeding under Section 10.03(b) below; (b) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due; or DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 26 (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located. Section 10.04 Termination. If Landlord elects to terminate this Lease as a result of an Event of Default, Tenant shall be liable to Landlord for all damages resulting therefrom, which shall include, without limitation, all costs, expenses and fees, including reasonable attorneys’ fees that Landlord incurs in connection with the filing, commencing, pursuing and/or defending of any action in any bankruptcy court or other court with respect to this Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord’s right to possession of the Property. All such damages suffered (apart from Base Rent and other Rent payable hereunder) shall constitute pecuniary damages that must be reimbursed to Landlord prior to assumption of this Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding. Section 10.05 Cumulative Remedies. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy available at law, in equity, or otherwise. Section 10.06 Surrender. No act or thing done by Landlord or its agents during the Lease Term shall be deemed an acceptance of a surrender of the Property, and no agreement to accept a surrender of the Property shall be valid unless made in writing and signed by Landlord. Section 10.07 Removal of Tenant’s Property. All furniture, equipment, and other personal property of Tenant left unattended at the Property upon the vacation or abandonment thereof following an uncured Event by Default by Tenant or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned by Tenant, and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefore. Tenant shall reimburse Landlord for all reasonable expenses reasonably incurred in connection with the disposition of such personal property. Landlord, upon presentation of evidence of a third party’s claim of ownership or security interest in any such property, may turn over such property to the third party claimant without any liability to Tenant. Section 10.08 Punitive and Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, punitive, exemplary, or consequential damages, other than those consequential damages incurred by Landlord in connection with (a) the holdover of the Property by Tenant after the expiration or earlier termination of this Lease, (b) the contamination of the Property or the Building or any other property resulting from the presence or use of Hazardous Materials caused or permitted by the Tenant Group, or (c) any repair, physical construction or improvement work performed by or on behalf of Tenant in the Property. Section 10.09 Landlord’s Lien. In addition to any statutory or common law lien protecting Landlord’s interests, in consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest in all of Tenant’s property now or hereafter placed in or on the Property to secure payment of all Base Rent and Additional Rent that become due under this Lease. The provisions of this section constitute a security agreement under the Uniform Commercial Code of the State where the Property is located (the “Code”) so that Landlord has and may enforce a security interest on all of Tenant’s inventory, fixtures, machinery, equipment, accessions, furnishings, and other such property now or hereafter placed in or on the Property and all proceeds therefrom (the “Collateral”), and such property shall not be removed from the Property without the prior written consent of Landlord until all arrearages in Base Rent and Additional Rent have been paid and Tenant has complied with all other provisions of this Lease. Consistent with the terms of the Code, Tenant authorizes Landlord to file a financing statement describing the Collateral. Upon the occurrence of an Event of Default identified in Section 10.02 of this Lease, Landlord may, in addition to all other remedies provided by law or under this Lease, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Code. To the extent the Code requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five (5) days prior written notice thereof shall be reasonable notice of the act or event. ARTICLE ELEVEN PROTECTION OF LENDERS Section 11.01 Subordination. This Lease is subject and subordinate to all present and future ground or underlying leases of the Building or the Property, and to the lien of any mortgages or deeds of trust, now or hereafter in force against the Building or the Property, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or deeds of trust unless the DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 27 holders of such mortgages or deeds of trust, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under any ground or underlying lease or holder of any mortgage, deed of trust or security deed superior to the interest of Tenant hereunder. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed of trust, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested by such purchaser or lessor, and to recognize such purchaser or lessor as the landlord under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, under the terms and conditions of this Lease, so long as Tenant timely pays the rent and observes and performs all of the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances in the form as is then required by Landlord’s lender to evidence or confirm the subordination or superiority of this Lease to any such mortgages, deeds of trust, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale. Section 11.02 Estoppel Certificates. (a) Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement, in the form as is then required by Landlord’s lender or any prospective purchaser, certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. (b) If Tenant does not deliver such statement to Landlord within such ten (10)-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts. Section 11.03 Tenant’s Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements, as Landlord reasonably requires, to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease. ARTICLE TWELVE LEGAL COSTS Section 12.01 Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Non-defaulting Party”) upon demand for any costs or expenses that the Non-defaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such attorneys’ fees and costs. To the extent permitted by Applicable Law, Landlord and Tenant waive the protection of any statute, code or judicial decision that may limit the amount of attorneys' fees otherwise recoverable by either party under the terms of this Lease. DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 28 Tenant shall also indemnify Landlord against and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers, partners, and shareholders, as applicable) from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant (a "Tenant Licensee"); (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such Tenant Licensee; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such Tenant Licensee; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy case, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action. Without limitation on other obligations of Tenant that shall survive the expiration or earlier termination of the Lease Term, the obligations of Tenant contained in this Section 12.01 shall survive the expiration or earlier termination of this Lease. Section 12.02 Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with (a) Tenant’s request for Landlord’s consent under Article Nine (Assignment and Subletting) of this Lease, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent, or (b) any other Landlord action requested by Tenant. ARTICLE THIRTEEN BROKERS Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease, excepting only the real estate broker(s) or agent(s) named in Section 1.09 above (the “Brokers”). Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker(s). ARTICLE FOURTEEN TENANT IMPROVEMENTS Section 14.01 Tenant Improvements. Tenant desires to make certain improvements to the Property, which such improvements shall be mutually agreed to between Landlord and Tenant (collectively, the “Tenant Improvements”). Upon mutual agreement as to the scope of the Tenant Improvements and subject to Landlord’s review and approval of all plans and specifications for the Tenant Improvements, Tenant shall have the right to construct the Tenant Improvements, provided (i) Tenant obtains all necessary permits, approvals and other entitlements required from the City of Mesa, Arizona, including the final approved inspection card for the Tenant Improvements, a copy of which shall be delivered to Landlord; (ii) all contractors are licensed and in good standing by the Department of Consumer Affairs Contractor State License Board, State of Arizona; (iii) Tenant shall allow Landlord’s affiliated company, Commerce Construction Co., L.P., to competitively bid the construction of the Tenant Improvement; (iv) the Tenant Improvements are (a) constructed in good workmanlike manner with first-class materials, and (b) in compliance with all Applicable Laws; (v) Tenant obtains, for Landlord’s benefit and protection, such insurance as Landlord may reasonably require (in addition to that required under Section 4.04 of this Lease) with respect to the construction of the Tenant Improvements; and (vi) Tenant delivers to Landlord executed unconditional mechanic’s lien releases for any contractor or material supplier of the Tenant Improvements which shall comply with the appropriate statutory provisions, as reasonably determined by Landlord (collectively, the “Completion Requirements”). In addition to the foregoing and prior to commencement of construction of the Tenant Improvements, Landlord shall have the right to require that Tenant either: (I) increase the Security Deposit by an amount equal to the cost to complete construction of the Tenant Improvements; or (II) Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Upon the completion of Tenant Improvements, the Tenant Improvements shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, as amended, in such condition as set forth in this Lease, unless Landlord, in its sole discretion, requires removal of such Tenant Improvements, in which case, such Tenant Improvements shall be removed and any damage caused by the installation or removal of such Tenant Improvements shall be repaired. Notwithstanding the foregoing, Tenant may request at the time it seeks Landlord's consent to the Tenant Improvements that Landlord state at the time it grants approval, whether or not removal of any of the Tenant Improvements will be required at the end of the Lease Term. Such request shall specifically cite this Section and Landlord's obligation to make such statement. DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 29 Section 14.02 Tenant Improvement Allowance. Tenant shall be entitled to a one-time Tenant Improvement allowance (the “Tenant Improvement Allowance”) in the amount not to exceed Four Hundred Six Thousand Eight Hundred Sixty-Six and 00/100 Dollars ($406,866.00) toward the construction of the Tenant Improvements, as such term is defined in Section 14.01 of this Lease, provided Tenant (a) is not in monetary default beyond applicable notice and cure periods under the Lease, and (b) Tenant has complied with the Completion Requirements, as such term is defined in Section 14.01 of this Lease. The Tenant Improvement Allowance shall only be disbursed by Landlord to reimburse Tenant for costs related to the design and construction of the Tenant Improvements (including but not limited to hard and soft costs and fees of architectural, engineering, and other professionals), and no portion of the Tenant Improvement Allowance, if any, remaining after the completion of the Tenant Improvements shall be available for use by Tenant for any other purpose. The Tenant Improvement Allowance shall be disbursed by Landlord within thirty (30) days of Tenant’s completion of the Tenant Improvements and satisfaction of the Completion Requirements and notice from Tenant to Landlord that the Tenant Improvements are complete. Tenant shall have no claim to any Tenant Improvement Allowance not requested by Tenant in writing within one hundred twenty (120) days after the date the construction of the Tenant Improvements are completed. Section 14.03 No Other Improvements. Consistent with Section 6.01 of this Lease, Tenant accepts the Property in its “as is” condition, and Landlord shall have no liability or obligation for making any alterations or improvements of any kind in or about the Property. ARTICLE FIFTEEN COMMUNICATIONS SERVICES Section 15.01 Landlord’s Communications Equipment. Subject to Applicable Law, Landlord reserves to itself and its affiliates the exclusive right to (a) place antennae and related facilities and other equipment for the provision of communications services (the “Communications Equipment”) on the rooftop or in other portions of the Property, the Building, or on other property owned or controlled by Landlord or an affiliate of Landlord designated by Landlord or such affiliate for such use, and (b) enter into license agreements, leases, or other agreements for the use of such areas by commercial and other providers of communications services (the “Communications Agreements”). As used in this Article, “Communications Services” shall mean the implementation, provision, facilitation and maintenance of voice, data, video or other communication services (or any combination of the foregoing) including, without limitation: (a) the provision and resale of point-to-point telephone communications (including dedicated long distance service), (b) video communications service, (c) 800-number service, (d) telephone credit or debit card service, (e) audio or video conferencing, paging, voice mail and message centers, (f) data transmission service, (g) access to computer “internet” or other networked computer-based communications, (h) satellite or cable television, (i) wideband digital networks, (j) security services, and (k) provision of telephone, video communication or other communication equipment to consumers of such services; whether now existing or subsequently developed and however provided, including, without limitation, wireless transmission and reception of communication signals. Landlord shall be entitled to any and all fees or other charges payable by any such provider of Communications Services on account of any Communications Agreements. Section 15.02 Tenant’s Communications Equipment. Notwithstanding any language to the contrary in this Lease, with Landlord’s prior written consent and subject to all applicable provisions of this Lease and Applicable Law, Tenant may, at Tenant’s sole cost and expense, install Communications Equipment on the rooftop or in other portions of the Property, but only if such Communications Equipment is solely limited to Tenant’s own use in the conduct of its business from the Property (“Tenant’s Communications Equipment”). Tenant’s Communications Equipment shall remain the property of Tenant or its contractor. Tenant shall be solely responsible for all costs and expenses related to the use and maintenance of Tenant’s Communications Equipment, and the removal of which upon the expiration or earlier termination of this Lease shall be governed by Section 6.06 of this Lease. Any damage caused by such installation or removal shall be repaired as required in Section 6.06 of this Lease. Landlord agrees to permit Tenant and its contractors reasonable access to the rooftop of the building on the Property and other areas of the Building required to facilitate the installation, use, maintenance, and removal of Tenant’s Communications Equipment, so long as other users and occupants of the building and the Building are not disturbed thereby and Tenant complies with Section 6.07 of this Lease. Tenant shall defend, indemnify and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers, partners, and shareholders, as applicable) from all expenses, costs, damages, loss, claims or other expenses (including reasonable attorneys’ fees) arising out of Tenant’s installation, use, maintenance, and removal of Tenant’s Communications Equipment. Tenant agrees that the use of Tenant’s Communications Equipment shall in no way interfere with the operation and maintenance of the Communications Equipment (including any offsite Communications Equipment which may be the subject of a Communications Agreement), the Building, the Property, or any of the systems on the building on the Property. Tenant shall indemnify, defend and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers, DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 30 partners, and shareholders, as applicable) from all expenses, costs, damages, losses, claims or other expenses and liabilities arising from any such interference. If such interference occurs, Tenant agrees to suspend use of Tenant’s Communications Equipment until the interference has been corrected to the sole satisfaction of Landlord. Tenant shall be responsible for all costs associated with any tests deemed necessary to resolve any and all interference caused by Tenant’s Communications Equipment, or any use that is not permitted by this Article. If such interference has not been corrected within twenty (20) days, Landlord may require Tenant to remove those components of Tenant’s Communications Equipment causing such interference, or Landlord will enjoin such interference at Tenant’s sole cost and expense. All operations by Tenant pursuant to this Article shall be lawful and in compliance with all rules and regulations of the Federal Communications Commission. Consistent with the terms of Section 6.05 of this Lease, (a) Landlord shall have the right, in its sole discretion, to determine the location of any visible Tenant’s Communications Equipment and require its screening at Tenant’s sole cost and expense, and (b) the installation the Tenant’s Communications Equipment is subject to Landlord’s prior approval of the final installation plans, provided that such installation plans do not include any roof penetrations. Also, any rooftop installation of Tenant’s Communications Equipment shall be commenced and completed in full and strict compliance with the requirement to use a contractor or subcontractor selected by Landlord for any work involving possible roof penetrations, as set forth in Section 6.05 of this Lease, so as to preserve any applicable roof warranty. Regardless of any roof warranty or any repair obligations of Landlord in this Lease, Tenant shall be solely responsible for the (a) repair of any leaks or other damage to the roof membrane resulting from the installation of any Tenant’s Communications Equipment, and (b) all expenses, costs, damages, losses, claims or other expenses and liabilities arising from the voiding of any applicable roof warranty resulting from the acts or omissions of Tenant or its agents, employees or contractors. The obligations of Tenant under this Article shall survive the expiration or earlier termination of this Lease. ARTICLE SIXTEEN MISCELLANEOUS PROVISIONS Section 16.01 Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, religion, creed, age, sex, disability, national origin, ancestry, ethnicity, sexual orientation, marital status, citizenship status, or veteran status in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof. Section 16.02 Landlord’s Liability; Certain Duties. (a) As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease. (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion. (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Property, and neither Landlord nor its partners, members, managers, shareholders, officers or other principals shall have any personal liability under this Lease. (d) Tenant shall have no right to terminate this Lease based on an uncured default by Landlord in the performance of Landlord’s obligations under this Lease; provided, however, that Tenant may seek to recover from Landlord an amount representing appropriate actual, compensatory damages for breach of contract based on any such uncured default of Landlord, but not otherwise. Consistent with Section 10.08 above, in no event shall Tenant be permitted to recover consequential, punitive, or exemplary damages from Landlord based on any such uncured default of Landlord, or otherwise. DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 31 (e) With respect to any provision of this Lease which provides (or is held to provide) that Landlord shall not unreasonably withhold any consent or approval, Tenant shall not be entitled to make any claim for, and Tenant hereby expressly waives, any claim for damages, it being acknowledged and agreed that Tenant’s sole right and exclusive remedy therefor shall be an action for specific performance. Section 16.03 Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect, and it is the intention of the parties that there shall be substituted for such provision as is illegal or unenforceable a provision as similar to such provision as may be possible and yet be legal and enforceable. Section 16.04 Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Unless the context clearly requires otherwise, (i) the plural and singular numbers will each be deemed to include the other; (ii) the masculine, feminine, and neuter genders will each be deemed to include the others; (iii) “shall,” “will,” “must,” “agrees,” and “covenants” are each mandatory; (iv) “may” is permissive; (v) “or” is not exclusive; and (vi) “includes” and “including” are not limiting. In the event of a dispute between Landlord and Tenant over the interpretation of this Lease, both parties shall be deemed to have been the drafter of this Lease, and any Applicable Law that states that contracts are to be construed against the drafter shall not apply. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s express or implied permission. Section 16.05 Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void. All attached exhibits are hereby expressly incorporated into this Lease by this reference. Section 16.06 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, nationally-recognized commercial overnight courier, or delivered personally (i) to Tenant at the appropriate address set forth in Section 1.03 above, except that upon Tenant’s taking possession of the Property, the Property shall be Tenant’s address for notice purposes, or (ii) to Landlord at the addresses set forth in Section 1.02 above. Landlord and Tenant shall have the right to change its respective Notice address upon giving Notice to the other party. Any Notice will be deemed given two (2) business days after the date it is mailed as provided in this Section 16.06, or upon the date delivery is made, if delivered by an approved courier (as provided above) or personally delivered. Consistent with the provisions of Section 16.02(b) above, if Tenant is notified of the identity and address of Landlord’s secured lender or ground or underlying lessor, Tenant shall give to such lender or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail or by use of a nationally-recognized commercial overnight courier, and such lender or ground or underlying lessor shall be given the same opportunity to cure such default as is provided Landlord under this Lease (unless such cure period is extended pursuant to the terms of any agreement to which Tenant is a party or to which Tenant consents) prior to Tenant’s exercising any remedy available to Tenant. Notices required hereunder may be given by either an agent or attorney acting on behalf of Landlord or Tenant. Section 16.07 Waivers. The failure of Landlord to insist upon the strict performance, in any of one or more instances, of any term, covenant or condition of this Lease shall not be deemed to be a waiver by Landlord of such term, covenant or condition. No waiver by Landlord of any breach by Tenant of any term, provision and covenant contained herein shall be deemed or construed to constitute a waiver of any other or subsequent breach by Tenant of any term, provision or covenant contained herein. Landlord’s acceptance of the payment of rent (or portions thereof) or any other payments hereunder after the occurrence of and during the continuance of a default (or with knowledge of a breach of any term or provision of this Lease which with the giving of notice and the passage of time, or both, would constitute a default) shall not be construed as a waiver of such default or any other rights or remedies of Landlord, including any right of Landlord to recover the Property. Moreover, Tenant acknowledges and agrees that Landlord’s acceptance of a partial rent payment shall not, under any circumstances (whether or not such partial payment is accompanied by a special endorsement or other statement), constitute an accord and satisfaction. Landlord will accept the check (or other payment means) for payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy available to Landlord. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of a default shall not be deemed or construed to constitute a waiver of such default. DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 32 Section 16.08 No Recordation. Tenant shall not record this Lease or any assignment or security document pertaining to this Lease. Either Landlord or Tenant may require that a “Short Form” or memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees. Section 16.09 Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the State in which the Property is located shall govern this Lease, without regard to such State’s conflicts of law principles. Tenant hereby knowingly, intentionally, and irrevocably agrees that Landlord may bring any action or claim to enforce or interpret the provisions of this Lease in the State and County where the Property is located, and that Tenant irrevocably consents to personal jurisdiction in such State for the purposes of any such action or claim. Nothing in this Section 16.09 shall be deemed to preclude or prevent Landlord from bringing any action or claim to enforce or interpret the provisions of this Lease in any other appropriate place or forum. Tenant further agrees that any action or claim brought by Tenant to enforce or interpret the provisions of this Lease, or otherwise arising out of or related to this Lease or to Tenant’s use and occupancy of the Property, regardless of the theory of relief or recovery and regardless of whether third parties are involved in the action, may only be brought in the State and County where the Property is located, unless otherwise agreed in writing by Landlord prior to the commencement of any such action. In the interest of obtaining a speedier and less costly adjudication of any dispute, Landlord and Tenant hereby knowingly, intentionally, and irrevocably waive the right to trial by jury in any legal action, proceeding, claim, or counterclaim brought by either of them against the other on all matters arising out of or related to this Lease or the use and occupancy of the Property. Section 16.10 Corporate Authority; Partnership Authority; LLC Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership. If Tenant is a limited liability company (LLC), each person or entity signing this Lease for Tenant represents and warrants that he or it is a manager or member of the LLC, that he or it has full authority to sign for the LLC and that this Lease binds the LLC. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s managers or members authorizing the execution of this Lease, or other evidence of such authority reasonably acceptable to Landlord. Section 16.11 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant. Section 16.12 Force Majeure. A “Force Majeure” event shall occur if Landlord or Tenant cannot perform any of its obligations due to events beyond such party’s control (except with respect to the obligations imposed with regard to Base Rent, Additional Rent and other charges to be paid by Tenant pursuant to this Lease), and in such cases the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s or Tenant’s control include, but are not limited to, acts of God, war, civil commotion, terrorist acts, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction, waiting periods for obtaining governmental permits or approvals or inspections, or weather conditions. No express reference in this Lease to a Force Majeure event shall create any inference that the terms of this Section 16.12 do not apply with equal force in the absence of such an express reference. Section 16.13 Counterparts. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Receipt of facsimile signatures (regardless of the means of transmission, whether by PDF or other format) shall be as binding on the parties as an original signature. Section 16.14 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 33 association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant. Section 16.15 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto. Section 16.16 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Property after any termination of this Lease. Section 16.17 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant, to the extent permitted by Applicable Law, hereby expressly waives the benefit of any statute or other law to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord. Section 16.18 Confidentiality. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect Landlord. Tenant shall keep its partners, members, managers, officers, directors, employees, agents, real estate brokers and sales persons and attorneys, as applicable, from disclosing the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to agents or consultants of Tenant in connection with Tenant’s performance of its obligations hereunder, to lenders and appraisers in connection with securing financing, to an assignee of this Lease or subtenant of the Property, or to a person to whom disclosure is required in connection with any action brought to enforce this Lease; provided, however, that Tenant shall inform such persons of the confidentiality of the terms of this Lease and shall obtain their agreement to abide by the confidentiality provisions of this Section prior to such disclosure. In the event Tenant is required to disclose this Lease or any terms thereof to governmental agencies pursuant to Applicable Law, Tenant shall, prior to making such disclosure, submit a written request to the applicable authorities that this Lease be exempt from such disclosure requirements and take other actions reasonably necessary to avoid such disclosure. Tenant shall provide Landlord with a copy of such request and all related documents promptly following the submission thereof to the applicable authorities and shall keep Landlord apprised of the status of such request and all responses thereto. Tenant shall, in any event, provide Landlord with not less than ten (10) days' notice prior to disclosing this Lease or any term thereof to any court or governmental agency. Section 16.19 Revenue and Expense Accounting. Landlord and Tenant agree that for purposes of Section 467 of the Internal Revenue Code rental income will accrue to Landlord and rental expenses will accrue to Tenant in the amounts and as of the dates rent is payable under this Lease. Section 16.20 Tenant’s Representations and Warranties. Tenant warrants and represents to Landlord as follows, each of which is material and being relied upon by Landlord: (a) Tenant and all persons and entities (i) owning (directly or indirectly) an ownership interest in Tenant, (ii) whom or which are an assignee of Tenant’s interest in this Lease; or (iii) whom or which are a guarantor of Tenant’s obligations under this Lease: (x) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (y) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (z) are not knowingly engaged in, and shall not knowingly engage in, any dealings or transaction or be otherwise associated with such persons or entities described in clauses (x) or (y), above. DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] 34 (b) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the State of its organization, and is qualified to do business in the State in which the Property is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms. (c) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally. Tenant confirms that all of the above representations and warranties are true as of the date of this Lease, and acknowledges and agrees that they (and any other representations and warranties of Tenant contained in this Lease) shall survive the expiration or earlier termination of this Lease. Section 16.21 Heirs and Successors. The covenants and agreements of this Lease shall be binding upon the heirs, legal representatives, successors and permitted assigns of the parties hereto. Section 16.22 Reservations. Landlord reserves to itself the right to grant, from time to time, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary, and to cause the recordation of parcel maps (or equivalent) and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Property by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions. Section 16.23 Guaranty of Lease. This Lease is subject to and conditioned upon Tenant delivering to Landlord, concurrently with Tenant’s execution and delivery of this Lease, a Guaranty (the “Guaranty”) in the form attached hereto as Exhibit “D” which Guaranty shall be fully executed by and binding upon Nino Global, LLC, a California limited liability company, as guarantor. Tenant agrees that Landlord (not Tenant) may designate the portion of Tenant’s Lease obligation that is satisfied by partial payment by Tenant and Tenant hereby expressly waives any and all benefits under any applicable statute with respect to the Guaranty. ARTICLE SEVENTEEN DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RECIPROCAL EASEMENTS Landlord may prepare for eventual recordation against the Property and other adjacent land a Declaration of Covenants, Conditions, Restrictions and Reciprocal Easements (the “Declaration”). So long as the provisions of the Declaration do not increase Tenant’s obligations in any material way (the performance of ministerial acts shall not be deemed material) and do not have a materially adverse effect on Tenant’s conduct of business from the Property, Tenant agrees that the Lease shall be subject and subordinate to the Declaration, and further agrees to execute a recordable instrument (prepared by Landlord at its sole cost and expense) in order to evidence such subordination. ARTICLE EIGHTEEN NO OPTION OR OFFER THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PROPERTY UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PROPERTY IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT, WHETHER SUCH EXECUTION AND DELIVERY IS ACCOMPLISHED BY PHYSICAL DELIVERY OR DELIVERY BY FACSIMILE TRANSMISSION OR OTHER ELECTRONIC MEANS. NEITHER PARTY SHALL HAVE ANY OBLIGATION TO CONTINUE DISCUSSIONS OR NEGOTIATIONS OF THIS LEASE. (Left intentionally blank – signature page to follow) DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below. LANDLORD: Signed on _______________________, 2020 MAJESTIC MESA PARTNERS, LLC, at . a Delaware limited liability company By: Majestic Realty Co., a California corporation, Manager’s Agent By:____________________________________ Name:__________________________________ Its:_____________________________________ By:____________________________________ Name:__________________________________ Its:_____________________________________ TENANT: Signed on _______________________, 2020 ATLIS MOTOR VEHICLES INC., at . a Delaware corporation By: Printed Name: Its: DocuSign Envelope ID: 0D088F35-D8B9-4F38-80D6-BB4B8E07A74F Mark Hanchett 7259 East Posada Ave, Mesa, AZ 85212 CEO 2/12/2020 AF947026-F08D-4817-8A87-0D5589A8A3B1 Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] A-1 EXHIBIT A DEPICTION OR DESCRIPTION OF THE PROPERTY DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] B-1 EXHIBIT B HAZARDOUS MATERIALS To be attached by Tenant prior to execution, pursuant to Section 5.03.2 of this Lease, and in the absence of such attachment, Tenant acknowledges that Landlord shall not have approved Tenant’s introduction of any Hazardous Material to the Property. DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] C-1 EXHIBIT C CONFIRMATION OF INITIAL LEASE TERM AND AMENDMENT TO LEASE THIS CONFIRMATION OF INITIAL LEASE TERM AND AMENDMENT TO LEASE (“Confirmation”) is made as of the _____ day of ____________ 20___ by and between ____________________, a ___________________ (“Landlord”), and ___________________, a __________________________(“Tenant”). Landlord and Tenant agree as follows: 1. Landlord and Tenant have entered into a Standard Industrial Real Estate Lease, dated ________, 20___ (the “Lease”), in which Landlord leased to Tenant and Tenant leased from Landlord certain described premises located at ______________________________ (the “Property”). 2. Consistent with Sections 2.01 and 2.02 of the Lease, Landlord and Tenant hereby confirm the Lease Commencement Date and the Lease Expiration Date of the initial Lease Term (as defined in the Lease), and amend Section 1.05 of the Lease to conform to such dates. The pertinent dates are as follows: a. ____________, 20___ is the Lease Commencement Date; and b. _____________, 20___ is the Lease Expiration Date. 3. Tenant confirms that: a. It has accepted possession of the Property as provided in the Lease; b. The Lease has not been modified, altered, or amended, except as provided in this Confirmation and as follows: _________________________; and c. The Lease is in full force and effect. 4. The provisions of this Confirmation shall inure to the benefit, or bind, as the case may require, Landlord, Tenant, and their respective permitted successors and assigns. DATED as of the date first written above. LANDLORD: TENANT: a a By: By: Its: Its: DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] D-1 EXHIBIT D GUARANTY OF LEASE THIS GUARANTY OF LEASE (this “Guaranty”) is made as of February ____ 2020, by NINO GLOBAL, LLC, a California limited liability company (the “Guarantor”), in favor of MAJESTIC MESA PARTNERS, LLC, a Delaware limited liability company (“Landlord”). WHEREAS, ATLIS MOTOR VEHICLES INC., a Delaware corporation (“Tenant”) and Landlord desire to enter into that certain Standard Industrial Real Estate Lease (the “Lease”) dated February 12, 2020 concerning that approximately 42,828 rentable square foot portion (known as 1828 North Higley Road, Suite ____, Mesa, Arizona) of that approximately 85,554 square foot building located at the NWC E. Higley Road & Ingram Street, Mesa Arizona (“Property”); WHEREAS, Guarantor has a financial interest in the Tenant; and WHEREAS, Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty. NOW THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute said Lease, Guarantor hereby absolutely, presently, continually, unconditionally and irrevocably guarantees the prompt payment by Tenant of all rentals and all other sums payable by Tenant under said Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Tenant, and further agrees as follows: 1. It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and Guarantor does guaranty and promise to perform all of the obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of said Lease as so changed, modified, amended, compromised, released, altered or assigned. 2. This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant) or any other guarantor, including without limitation, any other Guarantor named herein, from any liability with respect to Guarantor's obligations hereunder. 3. Guarantor's liability under this Guaranty shall continue until all rents due under the Lease have been paid in full in cash and until all other obligations to Landlord have been satisfied, and shall not be reduced by virtue of any payment by Tenant of any amount due under the Lease. If all or any portion of Tenant's obligations under the Lease is paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise. 4. Guarantor warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant's financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved DocuSign Envelope ID: 0D088F35-D8B9-4F38-80D6-BB4B8E07A74F 12 AF947026-F08D-4817-8A87-0D5589A8A3B1 Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] D-2 copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease. So long as any of Guarantor's obligations hereunder remains unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant's financial condition and the performance of said obligations. 5. Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any sums due under the Lease by Tenant or in the performance of any other obligation of Tenant under the Lease, Guarantor shall and will forthwith upon demand pay such sums, and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other actions necessary to cure such default and perform such obligations of Tenant. 6. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise. 7. Guarantor hereby waives and agrees not to assert or take advantage of to the extent permitted by law: (i) all notices to Guarantor, to Tenant, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, assignment, modification or accrual of any of the obligations owed to Landlord under the Lease and, except to the extent set forth in Paragraph 9 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto, (ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof; (vi) any right or defense that may arise by reason of the incapability, lack or authority, death or disability of Tenant or any other person; and (vii) all principles or provisions of law which conflict with the terms of this Guaranty. Guarantor further agrees that Landlord may enforce this Guaranty upon the occurrence of a default under the Lease, notwithstanding any dispute between Landlord and Tenant with respect to the existence of said default or performance of the obligations under the Lease or any counterclaim, set-off or other claim which Tenant may allege against Landlord with respect thereto. Moreover, Guarantor agrees that Guarantor's obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety. 8. Guarantor agrees that Landlord may enforce this Guaranty without the necessity of proceeding against Tenant or any other guarantor. Guarantor hereby waives the right to require Landlord to proceed against Tenant, to proceed against any other guarantor, to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right. 9. (a) Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. In addition, Guarantor agrees that Landlord (not Tenant) shall have the right to designate the portion of Tenant's obligations under the Lease that is satisfied by a partial payment by Tenant. (b) Guarantor agrees that Guarantor shall have no right of subrogation against Tenant or any right of contribution against any other guarantor hereunder unless and until all amounts due under the Lease have been paid in full and all other obligations under the Lease have been satisfied. Guarantor further agrees that, to the extent the waiver of Guarantor's rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant, and any rights of contribution Guarantor may have against any other guarantor shall be junior and subordinate to any rights Landlord may have against such other guarantor. DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] D-3 (c) The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant's obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor's obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor's right to receive any payments from any trustee in bankruptcy, receiver, debtor-inpossession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise. 10. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-delivered or sent by first-class mail, postage pre-paid, addressed to the other party at its respective address set forth below, and shall be deemed to have been given, rendered or made on the day it is hand-delivered or one day after it is mailed, unless it is mailed outside of Maricopa County, Arizona, in which case it shall be deemed to have been given, rendered or made on the third business day after the day it is mailed. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it. To Guarantor: Nino Global, LLC 620 Newport Center Drive Suite 1100 Newport Beach, California 92660 To Landlord: Majestic Mesa Partners, LLC c/o Majestic Realty Co. 13191 Crossroads Parkway North Sixth Floor City of Industry, California 91746 11. Guarantor represents and warrants to Landlord as follows: (a) No consent of any other person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration within any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against such Guarantor in accordance with its terms. (b) The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] D-4 arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor's assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of such Guarantor's property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking. 12. The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative to Guarantor. 13. This Guaranty shall be binding upon each Guarantor, such Guarantor's heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations herein guaranteed. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires. 14. The term “Landlord” whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord's interest in or to demised premises (as that term is used in the Lease) or the rents, issues and profits therefrom, or in, to or under the Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord's interest in demised premises or under the Lease shall affect the continuing obligations of Guarantor under this Guaranty, which obligations shall continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser. 15. The term “Tenant” whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise. 16. In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantor shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment. 17. This Guaranty shall be governed by and construed in accordance with the laws of Arizona and in a case involving diversity of citizenship, shall be litigated in and subject to the jurisdiction of the courts of Arizona. 18. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable. 19. This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re-attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages. DocuSign Envelope ID: 0ADF0948780F2365--FD088BD9--448F1378--88A08D76--0BDB545B889EA087AA37B41F Industrial Lease v6\MH\kh\03450-002 1828 North Higley Road, Suite ___, Mesa, AZ February 12, 2020 [ATLIS MOTOR VEHICLES INC.] D-5 20. No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. 21. This Guaranty shall constitute the entire agreement between each Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord. 22. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law. IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written. NINO GLOBAL, LLC, a California limited liability company Executed on ____________, 2020 By: ____________________________________ Name:_________________________________ Its: ___________________________________ DocuSign Envelope ID: 0D088F35-D8B9-4F38-80D6-BB4B8E07A74F David nino 2/12/2020 President AF947026-F08D-4817-8A87-0D5589A8A3B1